- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                  May 23, 1995
                            ------------------------

                                 U S WEST, INC.
             (Exact Name of Registrant as Specified in its Charter)

         COLORADO              1-8611         84-0926774
     (State or Other         (Commission   (I.R.S. Employer
       Jurisdiction         File Number)    Identification
    of Incorporation)                            No.)

               7800 EAST ORCHARD ROAD, ENGLEWOOD, COLORADO 80111
(Address   of  principal  executive  offices)    (zip  code)

                                 (303) 793-6500
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS.
A.  TIME WARNER ENTERTAINMENT COMPANY, L.P.

    A subsidiary of U S WEST, Inc. ("U S WEST") holds a 25.51 percent pro rata priority capital and residual equity interest in Time Warner Entertainment Company, L.P. ("TWE"). Set forth below are the consolidated financial statements of TWE for the years ended December 31, 1994, 1993 and 1992 and for the three month periods ended March 31, 1995 and 1994.

Report of Independent Auditors.........................................................          2
Consolidated Financial Statements for the Years Ended December 31, 1994, 1993 and 1992
  Consolidated Balance Sheet...........................................................          3
  Consolidated Statement of Operations.................................................          4
  Consolidated Statement of Cash Flows.................................................          5
  Consolidated Statement of Partnership Capital........................................          6
  Notes to Consolidated Financial Statements...........................................          7
Consolidated Financial Statements for the Three Month Periods Ended March 31, 1995 and
 1994..................................................................................
  Consolidated Balance Sheet...........................................................         22
  Consolidated Statement of Operations.................................................         23
  Consolidated Statement of Cash Flows.................................................         24
  Notes to Consolidated Financial Statements...........................................         25

                         REPORT OF INDEPENDENT AUDITORS

THE PARTNERS OF
TIME WARNER ENTERTAINMENT COMPANY, L.P.

    We have audited the accompanying consolidated balance sheet of Time Warner Entertainment Company, L.P. ("TWE") as of December 31, 1994 and 1993, and the related consolidated statements of operations, cash flows and partnership capital for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of TWE's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TWE at December 31, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

New York, New York
February 7, 1995

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
                           CONSOLIDATED BALANCE SHEET
                                  DECEMBER 31,
                                   (MILLIONS)

ASSETS

                                                                                               1994       1993
                                                                                             ---------  ---------
CURRENT ASSETS
Cash and equivalents.......................................................................  $   1,071  $   1,338
Receivables, including $266 and $257 due from Time Warner, less allowances of $306 and
 $257......................................................................................      1,426      1,313
Inventories................................................................................        956        980
Prepaid expenses...........................................................................        120        114
                                                                                             ---------  ---------
Total current assets.......................................................................      3,573      3,745
Noncurrent inventories.....................................................................      1,807      1,760
Loan receivable from Time Warner...........................................................        400     --
Investments................................................................................        666        540
Land and buildings.........................................................................        841        680
Cable television equipment.................................................................      3,619      3,044
Furniture, fixtures and other equipment....................................................      1,588      1,319
                                                                                             ---------  ---------
                                                                                                 6,048      5,043
Less accumulated depreciation..............................................................     (2,264)    (1,943)
                                                                                             ---------  ---------
Property, plant and equipment..............................................................      3,784      3,100
Goodwill...................................................................................      4,433      4,560
Cable television franchises................................................................      3,236      3,510
Other assets...............................................................................        763        748
                                                                                             ---------  ---------
Total assets...............................................................................  $  18,662  $  17,963
                                                                                             ---------  ---------
                                                                                             ---------  ---------

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES
Accounts payable...........................................................................  $     514  $     366
Participations and programming costs.......................................................        857        770
Other current liabilities, including $334 and $108 of distributions due to Time Warner.....      1,486      1,129
                                                                                             ---------  ---------
Total current liabilities..................................................................      2,857      2,265
Long-term debt.............................................................................      7,160      7,125
Other long-term liabilities, including $89 and $439 of distributions due to Time Warner....        749      1,037
Time Warner General Partners' senior capital...............................................      1,663      1,536

PARTNERS' CAPITAL

Contributed capital........................................................................      7,398      7,398
Undistributed partnership earnings (deficit)...............................................       (394)      (393)
Note receivable from U S WEST..............................................................       (771)    (1,005)
                                                                                             ---------  ---------
Total partners' capital....................................................................      6,233      6,000
                                                                                             ---------  ---------
Total liabilities and partners' capital....................................................  $  18,662  $  17,963
                                                                                             ---------  ---------
                                                                                             ---------  ---------

                            See accompanying notes.

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                            YEARS ENDED DECEMBER 31,
                                   (MILLIONS)

                                                                                                Restated
                                                                            1994       1993      1992(a)     1992
                                                                          ---------  ---------  ---------  ---------
Revenues (b)............................................................  $   8,460  $   7,946  $   7,251  $   6,761
                                                                          ---------  ---------  ---------  ---------
Cost of revenues (b)(c).................................................      5,976      5,679      5,274      4,837
Selling, general and administrative (b)(c)..............................      1,636      1,384      1,141      1,129
                                                                          ---------  ---------  ---------  ---------
Operating expenses......................................................      7,612      7,063      6,415      5,966
                                                                          ---------  ---------  ---------  ---------
Business segment operating income.......................................        848        883        836        795
Interest and other, net (b).............................................       (587)      (551)      (563)      (525)
Corporate services (b)..................................................        (60)       (60)       (60)       (60)
                                                                          ---------  ---------  ---------  ---------
Income before income taxes..............................................        201        272        213        210
Income taxes............................................................        (40)       (64)       (53)       (50)
                                                                          ---------  ---------  ---------  ---------
Income before extraordinary item........................................        161        208        160        160
Extraordinary loss on retirement of debt, net of $7 million income tax
 benefit................................................................     --            (10)    --         --
                                                                          ---------  ---------  ---------  ---------
Net income..............................................................  $     161  $     198  $     160  $     160
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------

- ------------------------

(a) The 1994 and 1993 financial statements reflect the consolidation of Six Flags effective January 1, 1993 as a result of the 1993 Six Flags acquisition. The 1992 historical financial statements have not been changed; however, financial statements for 1992 retroactively reflecting the consolidation are presented as supplementary information under the column heading "restated" to facilitate comparative analysis (Notes 1 and 3).

(b) Includes the following income (expenses) resulting from transactions with the partners of TWE (Note 12):

        Selling, general and administrative...............  $     (97) $     (65) $    (122) $    (122)
        Interest and other, net...........................         20          2       (204)      (204)
        Corporate services................................        (60)       (60)       (60)       (60)

    In addition, includes the following income (expenses) resulting from transactions with equity investees of TWE or Time Warner (Note 12):

        Revenues..........................................  $     112  $      67  $      41  $      41
        Cost of revenues..................................        (70)       (88)       (34)       (34)
        Selling, general and administrative...............         25         27         30         30
        Interest and other, net...........................          1          1          5          5

(c) Includes depreciation and amortization expense of:

                                                            $     943  $     902  $     851  $     782
                                                            ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------

                            See accompanying notes.

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            YEARS ENDED DECEMBER 31,
                                   (MILLIONS)

                                                                                                Restated
                                                                            1994       1993      1992(a)     1992
                                                                          ---------  ---------  ---------  ---------
OPERATIONS
Net income..............................................................  $     161  $     198  $     160  $     160
Adjustments for noncash and nonoperating items:
Depreciation and amortization...........................................        943        902        851        782
Equity in (income) losses of investee companies, net of distributions...         58        (21)        48         53
Changes in operating assets and liabilities:
  Receivables...........................................................       (192)         1       (272)      (272)
  Inventories...........................................................        (76)      (158)      (105)      (104)
  Accounts payable and other liabilities................................        400        260        146        137
  Other balance sheet changes...........................................          2         89         36         25
                                                                          ---------  ---------  ---------  ---------
Cash provided by operations.............................................      1,296      1,271        864        781
                                                                          ---------  ---------  ---------  ---------
INVESTING ACTIVITIES
Investments and acquisitions............................................       (156)      (347)      (382)      (279)
Capital expenditures....................................................     (1,153)      (613)      (423)      (402)
Loan to Time Warner.....................................................       (400)    --         --         --
Investment proceeds.....................................................         50        180         50         50
                                                                          ---------  ---------  ---------  ---------
Cash used by investing activities.......................................     (1,659)      (780)      (755)      (631)
                                                                          ---------  ---------  ---------  ---------
FINANCING ACTIVITIES
Increase (decrease) in debt.............................................         32       (659)      (791)      (837)
Capital contributions, including collections on note receivable from U S
 WEST...................................................................        234      1,548      1,012      1,012
Capital distributions...................................................       (170)       (33)      (183)      (183)
Other, principally financing costs prior to 1994........................     --            (45)      (123)      (129)
                                                                          ---------  ---------  ---------  ---------
Cash provided (used) by financing activities............................         96        811        (85)      (137)
                                                                          ---------  ---------  ---------  ---------
INCREASE (DECREASE) IN CASH AND EQUIVALENTS.............................  $    (267) $   1,302  $      24  $      13
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------

- ------------------------
(a) The 1994 and 1993 financial statements reflect the consolidation of Six Flags effective January 1, 1993 as a result of the 1993 Six Flags acquisition. The 1992 historical financial statements have not been changed; however, financial statements for 1992 retroactively reflecting the consolidation are presented as supplementary information under the column heading "restated" to facilitate comparative analysis (Notes 1 and 3).

                            See accompanying notes.

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
                 CONSOLIDATED STATEMENT OF PARTNERSHIP CAPITAL
                                   (MILLIONS)

                                                                                 PARTNERS' CAPITAL
                                                                ---------------------------------------------------
                                                      GENERAL                 UNDISTRIBUTED
                                                     PARTNERS'                 PARTNERSHIP                  TOTAL
                                                      SENIOR    CONTRIBUTED     EARNINGS      U S WEST    PARTNERS'
                                                      CAPITAL     CAPITAL       (DEFICIT)       NOTE       CAPITAL
                                                     ---------  ------------  -------------  -----------  ---------
BALANCE AT DECEMBER 31, 1991.......................  $  --       $    6,717    $   --         $  --       $   6,717
Net income before TWE Capitalization...............                      97                                      97
Distributions......................................                    (259)                                   (259)
Pushdown of cost to acquire ATC minority
 interest..........................................                   1,431                                   1,431
Other..............................................                       1                                       1
TWE Capitalization:
  Contributions....................................                   1,000                                   1,000
  Assumption of additional debt....................                  (2,545)                                 (2,545)
                                                     ---------  ------------  -------------  -----------  ---------
BALANCE AT JUNE 30, 1992...........................     --            6,442        --            --           6,442
Net income after TWE Capitalization................                                     63                       63
Contributions (a)..................................                      12                                      12
Distributions (a)..................................                                    (41)                     (41)
Other..............................................                      (3)           (36)                     (39)
                                                     ---------  ------------  -------------  -----------  ---------
BALANCE AT DECEMBER 31, 1992.......................         --        6,451            (14)      --           6,437
Net income.........................................                                    198                      198
Admission of USW:
  Contributions....................................                   2,553                      (1,021)      1,532
  Time Warner General Partners' senior capital.....      1,501       (1,501)                                 (1,501)
Distributions (a)..................................                     (95)          (539)                    (634)
Allocation of income...............................         35                         (35)                     (35)
Collections........................................                                                  16          16
Other..............................................                     (10)            (3)                     (13)
                                                     ---------  ------------  -------------  -----------  ---------
BALANCE AT DECEMBER 31, 1993.......................      1,536        7,398           (393)      (1,005)      6,000
Net income.........................................                                    161                      161
Distributions (a)..................................                                    (46)                     (46)
Allocation of income...............................        127                        (127)                    (127)
Collections........................................                                                 234         234
Other..............................................                                     11                       11
                                                     ---------  ------------  -------------  -----------  ---------
BALANCE AT DECEMBER 31, 1994.......................  $   1,663   $    7,398    $      (394)   $    (771)  $   6,233
                                                     ---------  ------------  -------------  -----------  ---------
                                                     ---------  ------------  -------------  -----------  ---------

- ------------------------
(a) Distributions in 1994, 1993 and 1992 included $173 million, $252 million and $24 million, respectively, of tax-related distributions, and $50 million and $13 million of cash distributions to the Time Warner Service Partnerships in 1994 and 1993, respectively. Stock option distributions of $274 million and $17 million were accrued in 1993 and 1992, respectively, because of an increase in the market price of Time Warner common stock and $177 million of such previously-accrued stock option distributions were reversed in 1994 because the market price of Time Warner common stock declined during the period. In addition, Time Warner General Partners' junior priority capital was reduced in 1993 for the $95 million historical cost of the Time Warner Service Partnership Assets distributed to the Time Warner General Partners. A $12 million contribution was made by the Time Warner General Partners in 1992 after the TWE Capitalization pursuant to the net worth adjustment provision of the partnership agreement. (Note 7.)

                            See accompanying notes.

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWE"), was capitalized on June 30, 1992 (the "TWE Capitalization") to own and operate substantially all of the Filmed Entertainment, Programming-HBO and Cable businesses previously owned by subsidiaries of Time Warner Inc. ("Time Warner"). At December 31, 1994, the general partners of TWE, subsidiaries of Time Warner ("Time Warner General Partners"), together directly and indirectly held 63.27% pro rata priority capital and residual equity partnership interests in TWE, and certain priority capital interests senior and junior to the pro rata priority capital interests, which they received for the net assets, or the rights to cash flows, they contributed to the partnership at the TWE Capitalization; and subsidiaries of U S WEST, Inc. ("U S WEST"), ITOCHU Corporation ("ITOCHU") and Toshiba Corporation ("Toshiba" and collectively, the "Limited Partners"), held 25.51%, 5.61% and 5.61% pro rata priority capital and residual equity partnership interests, respectively. ITOCHU and Toshiba each contributed $500 million of cash at the TWE Capitalization for their limited partnership interests. U S WEST contributed $1.532 billion of cash and a $1.021 billion 4.4% note ("U S WEST Note") on September 15, 1993 for its limited partnership interests.

    In lieu of contributing certain assets (the "Beneficial Assets"), the Time Warner General Partners assigned to TWE the net cash flow generated by such assets or agreed to pay an amount equal to the net cash flow generated by such assets. TWE has the right to receive from the Time Warner General Partners, at the limited partners' option, an amount equal to the fair value of the Beneficial Assets, net of associated liabilities, that have not been contributed to TWE by June 30, 1996, rather than continuing to receive the net cash flow, or an amount equal to the net cash flow, generated by such Beneficial Assets. The consolidated financial statements include the assets and liabilities of the businesses contributed by the Time Warner General Partners, including the Beneficial Assets and associated liabilities, all at Time Warner's historical cost basis of accounting.

    Time Warner's $14 billion acquisition of Warner Communications Inc. ("WCI") as of December 31, 1989, and $1.3 billion acquisition of the minority interest in American Television and Communications Corporation ("ATC") on June 26, 1992 were accounted for by the purchase method of accounting. WCI subsequently contributed filmed entertainment and cable assets to TWE, and ATC subsequently contributed its cable assets. The financial statements of TWE reflect an allocable portion of Time Warner's cost to acquire WCI and the ATC minority interest in accordance with the pushdown method of accounting.

BASIS OF CONSOLIDATION AND ACCOUNTING FOR INVESTMENTS

    The consolidated financial statements include 100% of the assets, liabilities, revenues, expenses, income, loss and cash flows of TWE and all companies in which TWE has a controlling voting interest ("subsidiaries"), as if TWE and its subsidiaries were a single company. Significant intercompany accounts and transactions between the consolidated companies have been eliminated. Significant accounts and transactions between TWE and its partners and affiliates are disclosed as related party transactions (Note 12).

    Investments in companies in which TWE has significant influence but less than a controlling voting interest are accounted for using the equity method. Under the equity method, only TWE's investment in and amounts due to and from the equity investee are included in the consolidated balance sheet, only TWE's share of the investee's earnings is included in the consolidated operating results, and only the dividends, cash distributions, loans or other cash received from the investee, less any additional cash investment, loan repayments or other cash paid to the investee, are included in the consolidated cash flows.

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In accordance with Financial Accounting Standards Board ("FASB") Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," investments in companies in which TWE does not have the controlling interest or an ownership and voting interest so large as to exert significant influence are accounted for at market value if the investments are publicly traded and there are no resale restrictions, or at cost, if the sale of a publicly-traded investment is restricted or if the investment is not publicly traded. Unrealized gains and losses on investments accounted for at market value are reported in partners' capital until the investment is sold, at which time, the realized gain or loss is included in income. Dividends and other distributions of earnings from both market value and cost method investments are included in income when declared.

    Six Flags Entertainment Corporation ("Six Flags") was consolidated effective January 1, 1993 as a result of the increase of TWE's ownership and voting control in Six Flags from 50% to 100% in September 1993 (Note 3). The 1992 historical financial statements of TWE were not changed; accordingly, they include Six Flags on the equity method. However, financial statements for 1992 retroactively reflecting the consolidation also are presented under the caption "restated" to facilitate comparative analysis. Certain other reclassifications have been made to the prior years' financial statements to conform to the 1994 presentation.

REVENUES AND COSTS

    Feature films are produced or acquired for initial exhibition in theaters followed by distribution in the home video, pay cable, basic cable, broadcast network and syndicated television markets. Generally, distribution to the theatrical, home video and pay cable markets (the primary markets) is completed within eighteen months of initial release. Theatrical revenues are recognized as the films are exhibited. Home video revenues, less a provision for returns, are recognized when the home videos are sold. Revenues from cable and broadcast television distribution are recognized when the films are available to telecast. Television films and series are initially produced for the networks or first-run television syndication (the primary markets) and may be subsequently licensed to foreign or other domestic television markets. Revenues from television license agreements are recognized when the films or series are available to telecast, except for barter agreements where the recognition of revenue is deferred until the related advertisements are telecast.

    Inventories of theatrical and television product are stated at the lower of amortized cost or net realizable value. Cost includes direct production and acquisition costs, production overhead and capitalized interest. A portion of the cost to acquire WCI was allocated to its theatrical and television product as of December 31, 1989, including an allocation to product that had been exhibited at least once in all markets ("Library"). Individual films and series are amortized, and the related participations and residuals are accrued, based on the proportion that current revenues from the film or series bear to an estimate of total revenues anticipated from all markets. These estimates are revised periodically and losses, if any, are provided in full. WCI acquisition cost allocated to the Library is amortized on a straight-line basis over twenty years. Current film inventories include the unamortized cost of completed feature films allocated to the primary markets, television films and series in production pursuant to a contract of sale, film rights acquired for the home video market and advances pursuant to agreements to distribute third-party films in the primary markets. Noncurrent film inventories include the unamortized cost of completed theatrical and television films allocated to the secondary markets, theatrical films in production and WCI acquisition cost allocated to the Library.

    A significant portion of cable system and cable programming revenues are derived from subscriber fees, which are recorded as revenue in the period the service is provided. The right to exhibit feature films and other programming on pay cable services during one or more availability periods

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
("programming costs") generally is recorded when the programming is initially available for exhibition, and is allocated to the appropriate availability periods and amortized as the programming is exhibited.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Additions to cable property, plant and equipment generally include material, labor, overhead, interest and certain start-up costs incurred in developing new franchises. Depreciation is provided generally on the straight-line method over useful lives ranging up to twenty-five years for buildings and improvements and up to fifteen years for furniture, fixtures and cable television and other equipment.

INTANGIBLE ASSETS

    Intangible assets are recorded when the cost of acquired companies exceeds the fair value of their tangible assets. Generally accepted accounting principles require that all intangible assets be amortized over no more than a forty-year period. Amortization of goodwill amounted to $129 million in 1994, $132 million in 1993 and $115 million ($124 million on a restated basis) in 1992; amortization of cable television franchises amounted to $208 million, $222 million and $194 million, respectively; and amortization of other intangible assets amounted to $141 million, $122 million and $108 million ($129 million on a restated basis), respectively. Accumulated amortization of intangible assets at December 31, 1994 and 1993 amounted to $1.867 billion and $1.438 billion, respectively.

FOREIGN CURRENCY

    The financial position and operating results of substantially all of the foreign operations of TWE are consolidated using the local currency as the functional currency. Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at average rates of exchange during the period. Resulting translation gains or losses, which have not been material, are included in partners' capital. Foreign currency transaction gains and losses, which have not been material, are included in operating results.

    Foreign exchange contracts are used primarily to hedge the risk that unremitted or future license fees owed to TWE domestic companies for the sale or anticipated sale of U.S. copyrighted products abroad may be adversely affected by changes in exchange rates. TWE is reimbursed by or reimburses Time Warner for Time Warner contract gains and losses related to TWE's exposure. At December 31, 1994, Time Warner had contracts for the sale of $551 million and the purchase of $109 million of foreign currencies at fixed rates and maturities of three months or less. Of Time Warner's $442 million net sale contract position, $188 million related to TWE's exposure, primarily Japanese yen (41% of net contract position related to TWE), French francs (18%), German marks (12%) and Canadian dollars (11%), compared to a net sale contract position of $226 million of foreign currencies at December 31, 1993. Unrealized gains or losses are recorded in income; accordingly, the carrying value of foreign exchange contracts approximates market value. TWE had $20 million of net losses on foreign exchange contracts during 1994, which were or are expected to be offset by corresponding increases in the dollar value of foreign currency license fee payments that have been or are anticipated to be received from the sale of U.S. copyrighted products abroad. Time Warner places foreign currency contracts with a number of major financial institutions in order to minimize credit risk.

INCOME TAXES

    As a Delaware limited partnership, TWE is not subject to U.S. federal and state income taxation. However, certain of TWE's operations are conducted by subsidiary corporations that are subject to domestic or foreign taxation. Income taxes are provided on the income of such corporations using the

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) liability method of accounting for income taxes prescribed by FASB Statement No. 109, "Accounting for Income Taxes." The consolidated financial statements for periods prior to the TWE Capitalization include, for comparative purposes, the income and withholding tax consequences of those TWE operations subject to domestic or foreign taxation, as determined on a stand-alone basis consistent with the liability method of accounting for income taxes.

INTEREST RATE SWAP CONTRACTS

    TWE used interest rate swap contracts in 1992 and prior years to adjust the proportion of total debt that was subject to changes in short-term interest rates and the proportion that was subject to fixed rates. There were no material amounts of contracts outstanding during the years ended December 31, 1994 and 1993. Under the previous interest rate swap contracts, TWE had agreed to pay an amount equal to a specified fixed-rate of interest times a notional principal amount, and to receive in return an amount equal to a specified floating-rate of interest times the same notional principal amount. The notional amounts of the contracts were not exchanged. No other cash payments were made unless the contracts were terminated prior to maturity, in which case the amount paid or received in settlement was equal to the present value, at current rates of interest, of the remaining obligations to exchange payments under the terms of the contract. The interest rate swap contracts were entered into with a number of major financial institutions in order to minimize credit risk.

    The net amounts paid or payable, or received or receivable, through the end of the accounting period was included in interest expense. Gains or losses on the termination of contracts were deferred and amortized to income over the remaining average life of the terminated contracts.

2.  TWE -- ADVANCE/NEWHOUSE PARTNERSHIP
    In September 1994, TWE agreed to form a cable television joint venture with subsidiaries of Advance Publications, Inc. and Newhouse Broadcasting Corporation ("Advance/Newhouse") to which Advance/ Newhouse will contribute cable television systems serving 1.4 million subscribers and related assets, and TWE will contribute cable television systems (or interests therein) serving 2.8 million subscribers and related assets. TWE will own a two-thirds equity interest in the TWE-Advance/ Newhouse Partnership and be the managing partner. Advance/Newhouse will own a one-third equity interest in the partnership. Advance/Newhouse can require TWE to purchase its equity interest for fair market value at specified intervals following the death of both of its principal shareholders. Beginning in the third year, either partner can initiate a dissolution in which TWE would receive two-thirds and Advance/Newhouse would receive one-third of the partnership's net assets. The transaction is expected to close in the first half of 1995 and is subject to customary closing conditions, including the receipt of certain franchise and regulatory approvals.

3.  INVESTMENTS
    TWE's investments consist of:

                                                                                              DECEMBER 31,
                                                                                          --------------------
                                                                                            1994       1993
                                                                                          ---------  ---------
                                                                                               (MILLIONS)
Equity method investments...............................................................  $     629  $     517
Cost method investments.................................................................         37         23
                                                                                          ---------  ---------
Total...................................................................................  $     666  $     540
                                                                                          ---------  ---------
                                                                                          ---------  ---------

    Companies   accounted   for  using   the   equity  method   include  Paragon
Communications (50% owned), certain other cable system joint ventures (generally 50% owned), Comedy Partners, L.P. (50%

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.  INVESTMENTS (CONTINUED)
owned), Six Flags (50% owned in 1992), E! Entertainment Corporation (50% owned in 1992), and in 1994 only, certain international cable and programming joint ventures (generally 25% owned). A summary of financial information as reported by the equity investees of TWE on a 100% basis is set forth below:

                                                                         YEARS ENDED DECEMBER 31,
                                                                ------------------------------------------
                                                                                      RESTATED
                                                                  1994       1993       1992       1992
                                                                ---------  ---------  ---------  ---------
                                                                                (MILLIONS)
Revenues......................................................  $     722  $     596  $     549  $   1,039
Operating income..............................................         11        115         65        116
Net income (loss).............................................        (53)        80         13          6
Current assets................................................        192         72        125        182
Total assets..................................................      1,281      1,054      1,033      1,896
Current liabilities...........................................        305        163        181        328
Long-term debt................................................        554        613        632      1,147
Total liabilities.............................................        926        794        869      1,670

    In September 1993, TWE provided Six Flags with $136 million to repurchase the 50% common stock interest held by other stockholders and preferred stock of certain subsidiaries. TWE also provided $414 million to finance the repurchase or retirement of all indebtedness of Six Flags and its subsidiaries, except for the zero coupon notes due 1999. As a result, TWE has consolidated Six Flags effective January 1, 1993.

4.  INVENTORIES
    TWE's inventories consist of:

                                                                                DECEMBER 31,
                                                             --------------------------------------------------
                                                                       1994                      1993
                                                             ------------------------  ------------------------
                                                               CURRENT    NONCURRENT     CURRENT    NONCURRENT
                                                             -----------  -----------  -----------  -----------
                                                                                 (MILLIONS)
Film costs:
  Released, less amortization..............................   $     585    $     347    $     604    $     318
  Completed and not released...............................         123           24          140           23
  In process and other.....................................          18          361            7          340
  Library, less amortization...............................      --              769       --              821
Programming costs, less amortization.......................         149          306          147          258
Merchandise................................................          81       --               82       --
                                                                  -----   -----------       -----   -----------
Total......................................................   $     956    $   1,807    $     980    $   1,760
                                                                  -----   -----------       -----   -----------
                                                                  -----   -----------       -----   -----------

    Excluding the Library, the unamortized cost of completed films at December 31, 1994 amounted to $1.079 billion, more than 90% of which is expected to be amortized within three years after release. Excluding the effects of accounting for the acquisition of WCI, the total cost incurred in the production of theatrical and television films amounted to $1.667 billion in 1994, $1.784 billion in 1993 and $1.652 billion in 1992; and the total cost amortized amounted to $1.640 billion, $1.619 billion and $1.535 billion, respectively.

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.  LONG-TERM DEBT
    Long-term debt consists of:

                                                                                         DECEMBER 31,
                                                                                     --------------------
                                                                                       1994       1993
                                                                                     ---------  ---------
                                                                                          (MILLIONS)
Credit agreement, weighted average interest rates of 6.5% and 4.2%.................  $   2,550  $   2,425
Commercial paper, weighted average interest rates of 6.2% and 3.8%.................        649        772
Six Flags 9.25% zero coupon notes due December 15, 1999............................        123        112
9 5/8% notes due May 1, 2002.......................................................        600        600
7 1/4% debentures due September 1, 2008............................................        599        599
10.15% notes due May 1, 2012.......................................................        250        250
8 7/8% notes due October 1, 2012...................................................        347        347
8 3/8% debentures due March 15, 2023...............................................        990        990
8 3/8% debentures due July 15, 2033................................................        994        994
Other..............................................................................         58         36
                                                                                     ---------  ---------
Total..............................................................................  $   7,160  $   7,125
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    Each Time Warner General Partner has guaranteed a pro rata portion of substantially all of TWE's debt and accrued interest thereon based on the relative fair value of the net assets each Time Warner General Partner contributed to TWE (the "Time Warner General Partner Guarantees"). Such indebtedness is recourse to each Time Warner General Partner only to the extent of its guarantee. The indenture pursuant to which TWE's notes and debentures have been issued (the "Indenture") requires the unanimous consent of the holders of the notes and debentures to terminate the Time Warner General Partner Guarantees prior to June 30, 1997, and the consent of a majority of such holders to effect a termination thereafter. There are generally no restrictions on the ability of the Time Warner General Partner guarantors to transfer material assets, other than TWE assets, to parties that are not guarantors.

    As of December 31, 1994, the TWE bank credit agreement provided for up to $5.2 billion of borrowings and consisted of a $4.2 billion revolving credit facility with available credit reducing at June 30, 1995 and thereafter by $200 million per quarter through June 30, 1996, by $125 million per quarter from September 30, 1996 through September 30, 1999, and by $1.575 billion at final maturity on December 31, 1999; and a $986 million term loan with repayments of $66 million on June 30, 1995, $98 million per quarter beginning September 30, 1995 through March 31, 1996, $27 million per quarter beginning June 30, 1996 through June 30, 1999, $20 million on September 30, 1999 and a final repayment of $255 million on December 31, 1999. Unused credit is available for general business purposes and to support commercial paper borrowings. Outstanding borrowings under the credit agreement generally bear interest at LIBOR plus 5/8% per annum. The credit agreement contains covenants relating to, among other things, additional indebtedness; liens on assets; acquisitions and investments; cash flow coverage and leverage ratios; and loans, advances, distributions or other cash payments or transfers of assets to its partners or their affiliates.

    An after-tax cost of $10 million was incurred by Six Flags in 1993 in connection with the retirement of its debt (Note 3). The Six Flags zero coupon senior notes due 1999 are guaranteed by TWE.

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

5.  LONG-TERM DEBT (CONTINUED)
    Based on the level of interest rates prevailing at December 31, 1994, the fair value of TWE's long-term debt was $460 million less than its carrying value. Based on the level of interest rates prevailing at December 31, 1993, the fair value of TWE's long-term debt exceeded its carrying value by $290 million. Accounting recognition is not given to unrealized gains or losses on debt unless the debt is retired prior to its maturity.

    Interest expense was $563 million in 1994, $573 million in 1993 and $436 million in 1992 ($486 million on a restated basis). The weighted average interest rate on TWE's total debt was 7.6% and 6.7% at December 31, 1994 and 1993, respectively. Interest expense in 1992 prior to the TWE Capitalization includes interest expense related to Time Warner's credit and interest rate swap contracts on a pushdown basis and interest expense on $875 million of loans due to WCI, which were repaid at the TWE Capitalization.

    Annual repayments of long-term debt for the five years subsequent to December 31, 1994 are: 1995--$262 million; 1996--$179 million; 1997--$108 million; 1998--$372 million and 1999--$2.4 billion.

6.  INCOME TAXES
    Domestic and foreign pretax income (loss) are as follows:

                                           YEARS ENDED DECEMBER 31,
                                          --------------------------
                                                      RESTATED
                                          1994   1993   1992   1992
                                          -----  -----  -----  -----
                                                  (MILLIONS)
Domestic................................   $242   $271   $168   $165
Foreign.................................    (41)     1     45     45
                                          -----  -----  -----  -----
Total...................................   $201   $272   $213   $210
                                          -----  -----  -----  -----
                                          -----  -----  -----  -----

    As a partnership, TWE is not subject to U.S. federal, state or local income taxation (Note 1). Income taxes (benefits) of TWE and subsidiary corporations are as set forth below:

                                           YEARS ENDED DECEMBER 31,
                                          --------------------------
                                                      RESTATED
                                          1994   1993   1992   1992
                                          -----  -----  -----  -----
                                                  (MILLIONS)
Federal:
  Current (1)...........................   $  6   $ 10   $--    $--
  Deferred..............................     (2)   (12)     3   --
Foreign:
  Current (2)...........................     53     68     42     42
  Deferred..............................    (16)    (4)     8      8
State and local:
  Current...............................     14     20   --     --
  Deferred..............................    (15)   (18)  --     --
                                          -----  -----  -----  -----
Total income taxes......................   $ 40   $ 64   $ 53   $ 50
                                          -----  -----  -----  -----
                                          -----  -----  -----  -----

- ------------------------
(1) Includes utilization of Six Flags' tax carryforwards in the amount of $35 million in 1994 and $75 million in 1993.

(2) Includes foreign withholding taxes of $44 million in 1994, $59 million in 1993 and $34 million in 1992.

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES (CONTINUED)
    The financial statement basis of TWE's assets exceeds the corresponding tax basis by $9.5 billion at December 31, 1994, principally as a result of differences in accounting for depreciable and amortizable assets for financial statement and income tax purposes.

7.  TWE PARTNERS' CAPITAL
    The TWE partnership agreement provides for special allocations of income, loss and distributions of partnership capital, including priority distributions in the event of liquidation or dissolution. The initial capital amounts assigned to each partner were based on the fair value of the assets each contributed to the partnership. Partnership income, to the extent earned, is first allocated to the partners so that the economic burden of the income tax consequences of partnership operations is borne as though the partnership were taxed as a corporation ("special tax allocations"), then to the senior, pro rata and junior priority capital interests, in order of priority, at rates of return ranging from 8% to 13.25% per annum, and finally to the residual equity interests. For the purpose of the foregoing allocations, partnership income is based on the fair value of assets contributed to the partnership, and differs from net income of TWE, which is based on the historical cost of contributed assets. Partnership losses generally are allocated first to eliminate prior allocations of partnership income to, and then to reduce the initial capital amounts of, the residual equity, junior priority capital and pro rata priority capital interests, in that order, then to reduce Time Warner General Partners' senior capital, including partnership income allocated thereto, and finally to reduce any special tax allocations. To the extent partnership income is insufficient to satisfy all special allocations in a particular accounting period, the unearned portion is carried over until satisfied out of future partnership income.

    A summary of the priority of contributed capital and limitations on the allocation of partnership income is as set forth below:

                                                                             TIME
                                             INITIAL         INCOME         WARNER
                                             CAPITAL       ALLOCATIONS     GENERAL
                                           AMOUNTS (A)     LIMITED TO      PARTNERS    U S WEST    ITOCHU     TOSHIBA
                                          -------------   -------------   ----------   ---------   -------   ---------
                                           (BILLIONS)     (% PER ANNUM                   (OWNERSHIP %)
                                                           COMPOUNDED
                                                           QUARTERLY)
PRIORITY OF CONTRIBUTED CAPITAL
Special tax allocations.................       $  0         No limit      . . . . . . . . as necessary . . . . . . . .
Senior capital..........................        1.4           8.00%         100.00%      --         --         --
Pro rata priority capital...............        5.6          13.00%(b)       63.27%      25.51%     5.61%       5.61%
Junior priority capital.................        2.6          13.25%(c)      100.00%      --         --         --
Residual equity capital.................        3.3         No limit         63.27%      25.51%     5.61%       5.61%

- ------------------------
(a) Excludes partnership income or loss (to the extent earned) allocated thereto.

(b)  11.00% to the extent concurrently distributed.

(c)  11.25% to the extent concurrently distributed.

    Senior capital and partnership income allocated thereto is required to be distributed in three annual installments beginning July 1, 1997; earlier distributions may be made under certain circumstances ("Senior Capital
Distributions"). Senior capital and partnership income allocated thereto amounted to $1.663 billion at December 31, 1994, consisting of $1.364 billion initial capital amount plus accrued income. Junior priority capital is subject to a retroactive adjustment based on TWE's operating performance over five- and ten-year periods.

    U S WEST has an option to increase its pro rata priority capital and residual equity interests to as much as 31.84%, depending on cable operating performance. The option is exercisable between

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  TWE PARTNERS' CAPITAL (CONTINUED)
January 1, 1999 and on or about May 31, 2005 at a maximum exercise price ranging from $1.25 billion to $1.8 billion, depending on the year of exercise. U S WEST or TWE may elect that the exercise price be paid with partnership interests rather than cash. Prior to the exercise of the U S WEST option, each of ITOCHU and Toshiba has the right to maintain its original 6.25% pro rata priority capital and residual equity interests by acquiring additional partnership interests at fair market value; thereafter, each would have the right to maintain the percentage of the pro rata priority capital and residual equity interests it held immediately prior to U S WEST's exercise.

    Distributions and loans to the partners are subject to partnership and credit agreement limitations. Generally, TWE must be in compliance with the cash flow coverage and leverage ratios, restricted payment limitations and other credit agreement covenants in order to make such distributions or loans.

    Certain assets of TWE (the "Time Warner Service Partnership Assets") were distributed to the Time Warner General Partners prior to the admission of U S WEST in 1993 in order to ensure compliance with the Modification of Final Judgment entered on August 24, 1982 by the United States District Court for the District of Columbia (the "MFJ") applicable to U S WEST and its affiliated companies, which may have included TWE. The Time Warner General Partners contributed the Time Warner Service Partnership Assets to newly-formed partnerships (the "Time Warner Service Partnerships") in which the Time Warner General Partners are the general partners and subsidiaries of ITOCHU and Toshiba are the limited partners. The Time Warner Service Partnerships make certain of their assets and related services available to TWE (Note 12). If TWE is clearly not prohibited from owning or operating the Time Warner Service Partnership Assets, they will be recontributed to TWE on September 15, 1995 (or September 15, 1997 in the case of certain assets), or earlier under certain circumstances, at their then fair market value in exchange for partnership interests in TWE. As a result of a judicial order issued to U S WEST on October 24, 1994, TWE is no longer prohibited from owning or operating substantially all of the Time Warner Service Partnership Assets.

    For financial statement purposes, the distribution of Time Warner Service Partnership Assets was accounted for at historical cost. For partnership agreement purposes, the initial capital amount of General Partners' junior priority capital of $3 billion was reduced by approximately $300 million to give effect to such distribution. TWE is required to make quarterly cash distributions of Time Warner General Partners' junior priority capital in the amount of $12.5 million to the Time Warner General Partners ("TWSP Distributions"), which the General Partners are then required to contribute to the Time Warner Service Partnerships. TWE paid $50 million and $12.5 million of TWSP Distributions to the Time Warner General Partners in 1994 and 1993, respectively, which were recorded as additional reductions of Time Warner General Partners' junior priority capital.

    TWE reimburses Time Warner for the amount by which the market price on the exercise date of Time Warner common stock options granted to employees of TWE exceeds the exercise price or, with respect to options granted prior to the TWE Capitalization, the greater of the exercise price and $27.75, the market price of the common stock at the TWE Capitalization ("Stock Option Distributions"). TWE accrues Stock Option Distributions and a corresponding liability with respect to unexercised options when the market price of Time Warner common stock increases during the accounting period, and reverses previously-accrued Stock Option Distributions and the corresponding liability when the market price of Time Warner common stock declines. At December 31, 1994 and 1993, TWE had recorded a liability for Stock Option Distributions of $89 million and $271 million, respectively, based on the unexercised options and the market prices at such dates of $35.125 and $44.25, respectively, per Time Warner common share. TWE paid $5 million of Stock Option Distributions to Time Warner in 1994, compared to $20 million in 1993.

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  TWE PARTNERS' CAPITAL (CONTINUED)
    Cash distributions are required to be made to the partners to permit them to pay income taxes at statutory rates based on their allocable taxable income from TWE ("Tax Distributions"), including any taxable income generated by the Beneficial Assets, subject to limitations referred to herein. The aggregate amount of such Tax Distributions is computed generally by reference to the taxes that TWE would have been required to pay if it were a corporation. TWE paid $115 million of Tax Distributions to the Time Warner General Partners in 1994 and had recorded an additional liability to the Time Warner General Partners for Tax Distributions of $334 million at December 31, 1994, compared to a liability of $276 million at December 31, 1993. All Tax Distributions are permitted to be paid beginning July 1, 1995 and, accordingly, such amounts are classified as a current liability at December 31, 1994.

    In addition to Stock Option Distributions, Tax Distributions, Senior Capital Distributions and TWSP Distributions, quarterly cash distributions may be made to the partners to the extent of excess cash, as defined ("Excess Cash Distribution"). Assuming that no additional partnership interests are issued to new partners and that certain cash distribution thresholds are met, cash distributions other than Stock Option Distributions, Tax Distributions, Senior Capital Distributions and TWSP Distributions will in the aggregate be made 63.27% to the Time Warner General Partners and 36.73% to the Limited Partners prior to June 30, 1998; thereafter, the Time Warner General Partners also will be entitled to additional distributions with respect to junior priority capital. If aggregate distributions made to the Limited Partners, generally from all sources, have not reached approximately $800 million by June 30, 1997, cash distributions to the Time Warner General Partners with respect to the Time Warner General Partners' pro rata priority and residual equity capital, other than Stock Option Distributions and Tax Distributions, will be deferred until such threshold is met. Similarly, if such aggregate distributions to the Limited Partners have not reached approximately $1.6 billion by June 30, 1998, cash distributions with respect to junior priority capital, other than TWSP Distributions, will be deferred until such threshold is met. If any such deferral occurs, a portion of the corresponding partnership income allocations with respect to such deferred amounts will be made at a rate higher than otherwise would have been the case. If a division of TWE or a substantial portion thereof is sold, the net proceeds of such sale, less expenses and proceeds used to repay outstanding debt, will be required to be distributed with respect to the partners' partnership interests. Similar distributions are required to be made in the event of a financing or refinancing of debt. Subject to any limitations on the incurrence of additional debt contained in the TWE partnership and credit agreements, and the Indenture, TWE may borrow funds to make distributions.

8.  STOCK OPTION PLANS
    Options to purchase Time Warner common stock under various stock option plans have been granted to employees of TWE, generally at fair market value at the date of grant. Generally, the options become exercisable over a three-year vesting period and expire ten years from the date of grant. A summary of stock option activity with respect to employees of TWE is as follows:

                                                                         THOUSANDS OF SHARES   EXERCISE
                                                                           OF TIME WARNER      PRICE PER
                                                                            COMMON STOCK         SHARE
                                                                         -------------------  -----------
Balance at December 31, 1993...........................................          26,880        $    8-45
Granted................................................................           3,856            33-41
Exercised..............................................................            (437)            8-36
Cancelled..............................................................            (101)           22-45
                                                                                -------
Balance at December 31, 1994...........................................          30,198        $    8-45
                                                                                -------
                                                                                -------
Exercisable at December 31, 1994.......................................          21,318
                                                                                -------
                                                                                -------

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.  STOCK OPTION PLANS (CONTINUED)
    TWE reimburses Time Warner for the use of Time Warner stock options on the basis described in Note 7. There were 1.9 million options exercised by employees of TWE in 1993 and 129,000 options exercised in 1992 at prices ranging from $8-$36 per share, and there were 18.5 million options exercisable at December 31, 1993.

9.  BENEFIT PLANS
    TWE and its divisions have defined benefit pension plans covering substantially all domestic employees. Pension benefits are based on formulas that reflect the employees' years of service and compensation levels during their employment period. Qualifying plans are funded in accordance with government pension and income tax regulations. Plan assets are invested in equity and fixed income securities.

    Pension expense included the following:

                                                                                    YEARS ENDED DECEMBER 31
                                                                           ------------------------------------------
                                                                                                 RESTATED
                                                                             1994       1993       1992       1992
                                                                           ---------  ---------  ---------  ---------
                                                                                           (MILLIONS)
Service cost.............................................................  $      26  $      21  $      15  $      13
Interest cost............................................................         24         19         14         12
Actual return on plan assets.............................................          4        (21)       (12)       (10)
Net amortization and deferral............................................        (21)         5         (4)        (4)
                                                                                 ---        ---        ---        ---
Total....................................................................  $      33  $      24  $      13  $      11
                                                                                 ---        ---        ---        ---
                                                                                 ---        ---        ---        ---

    The status of funded pension plans is as follows:

                                                                                              DECEMBER 31,
                                                                                          --------------------
                                                                                            1994       1993
                                                                                          ---------  ---------
                                                                                               (MILLIONS)
Accumulated benefit obligation (88% vested).............................................  $     172  $     189
Effect of future salary increases.......................................................         91         94
                                                                                          ---------  ---------
Projected benefit obligation............................................................        263        283
Plan assets at fair value...............................................................        225        221
                                                                                          ---------  ---------
Projected benefit obligation in excess of plan assets...................................        (38)       (62)
Unamortized actuarial losses............................................................         24         53
Unamortized plan changes................................................................          4          9
Other...................................................................................         (4)        (7)
                                                                                          ---------  ---------
Accrued pension liability...............................................................  $     (14) $      (7)
                                                                                          ---------  ---------
                                                                                          ---------  ---------

    The following assumptions were used in accounting for pension plans:

                                                                                   1994       1993       1992
                                                                                 ---------  ---------  ---------
Weighted average discount rate.................................................        8.5%       7.5%       8.5%
Return on plan assets..........................................................          9%         9%        10%
Rate of increase in compensation levels........................................          6%         6%         6%

    Certain domestic employees of TWE participate in multiemployer pension plans as to which the expense amounted to $18 million in 1994, $19 million in 1993 and $20 million in 1992. Employees in foreign countries participate to varying degrees in local pension plans, which in the aggregate are not significant.

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

9.  BENEFIT PLANS (CONTINUED)
    Certain domestic employees also participate in Time Warner's 401(k) savings plans and profit sharing plans, as to which the expense was $23 million in 1994, $20 million in 1993 and $16 million in 1992. Contributions to the 401(k) plans are based upon a percentage of the employees' elected contributions. Contributions to the profit sharing plans are determined by management.

10. SEGMENT INFORMATION
    Information as to the operations of TWE in different business segments is as set forth below:

                                                                         YEARS ENDED DECEMBER 31,
                                                                ------------------------------------------
                                                                                      RESTATED
                                                                  1994       1993       1992       1992
                                                                ---------  ---------  ---------  ---------
                                                                                (MILLIONS)
REVENUES (1)
Filmed Entertainment..........................................  $   5,033  $   4,557  $   3,945  $   3,455
Programming-HBO...............................................      1,494      1,435      1,444      1,444
Cable.........................................................      2,220      2,205      2,091      2,091
Intersegment elimination......................................       (287)      (251)      (229)      (229)
                                                                ---------  ---------  ---------  ---------
Total.........................................................  $   8,460  $   7,946  $   7,251  $   6,761
                                                                ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------

- ------------------------
(1) Substantially all operations outside of the United States support the export of domestic products. Revenues include export sales of $1.693 billion in 1994, $1.650 billion in 1993 and $1.379 billion in 1992. Approximately 60% of export revenues are from sales to European customers.

                                                                         YEARS ENDED DECEMBER 31,
                                                                ------------------------------------------
                                                                                      RESTATED
                                                                  1994       1993       1992       1992
                                                                ---------  ---------  ---------  ---------
                                                                                (MILLIONS)
OPERATING INCOME
Filmed Entertainment..........................................  $     257  $     263  $     235  $     194
Programming-HBO...............................................        236        213        201        201
Cable.........................................................        355        407        400        400
                                                                ---------  ---------  ---------  ---------
Total.........................................................  $     848  $     883  $     836  $     795
                                                                ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------


                                                                         YEARS ENDED DECEMBER 31,
                                                                ------------------------------------------
                                                                                      RESTATED
                                                                  1994       1993       1992       1992
                                                                ---------  ---------  ---------  ---------
                                                                                (MILLIONS)
DEPRECIATION OF PROPERTY, PLANT AND EQUIPMENT
Filmed Entertainment..........................................  $     122  $      87  $      75  $      36
Programming-HBO...............................................         13         14         13         13
Cable.........................................................        330        325        316        316
                                                                ---------  ---------  ---------  ---------
Total.........................................................  $     465  $     426  $     404  $     365
                                                                ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10. SEGMENT INFORMATION (CONTINUED)

                                                                         YEARS ENDED DECEMBER 31,
                                                                ------------------------------------------
                                                                                      RESTATED
                                                                  1994       1993       1992       1992
                                                                ---------  ---------  ---------  ---------
                                                                                (MILLIONS)
AMORTIZATION OF INTANGIBLE ASSETS (1)
Filmed Entertainment..........................................  $     163  $     171  $     185  $     155
Programming-HBO...............................................          6          3          1          1
Cable.........................................................        309        302        261        261
                                                                ---------  ---------  ---------  ---------
Total.........................................................  $     478  $     476  $     447  $     417
                                                                ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------

- ------------------------
(1) Amortization includes amortization relating to the acquisitions of WCI in 1989 and the ATC minority interest in 1992 and to other business combinations accounted for by the purchase method.

    Information as to the assets and capital expenditures of TWE is as follows:

                                                                          DECEMBER 31,
                                                           ------------------------------------------
                                                                                 RESTATED
                                                             1994       1993       1992       1992
                                                           ---------  ---------  ---------  ---------
                                                                           (MILLIONS)
ASSETS
Filmed Entertainment.....................................  $   7,947  $   7,525  $   7,346  $   6,468
Programming-HBO..........................................        895        855        936        936
Cable....................................................      8,191      8,041      8,142      8,142
Corporate (1)............................................      1,629      1,542        270        302
                                                           ---------  ---------  ---------  ---------
Total....................................................  $  18,662  $  17,963  $  16,694  $  15,848
                                                           ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------

- ------------------------
(1)  Consists principally of cash, cash equivalents and other investments.

                                                                         YEARS ENDED DECEMBER 31,
                                                                ------------------------------------------
                                                                                      RESTATED
                                                                  1994       1993       1992       1992
                                                                ---------  ---------  ---------  ---------
                                                                                (MILLIONS)
CAPITAL EXPENDITURES
Filmed Entertainment..........................................  $     441  $     244  $     122  $     101
Programming-HBO...............................................         13         17         28         28
Cable (1).....................................................        699        352        273        273
                                                                ---------  ---------  ---------  ---------
Total.........................................................  $   1,153  $     613  $     423  $     402
                                                                ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------

- ------------------------
(1) The 1994 increase was funded in part through $234 million of collections on the U S WEST Note (Note 1).

11. COMMITMENTS AND CONTINGENCIES
    Total rent expense amounted to $143 million in 1994, $119 million in 1993 and $99 million ($107 million on a restated basis) in 1992. The minimum rental commitments under noncancellable long-term operating leases are: 1995-$132 million; 1996-$130 million; 1997-$117 million; 1998-$110 million; 1999-$100 million and after 1999-$784 million.

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Minimum commitments and guarantees under certain programming, licensing, franchise and other agreements at December 31, 1994 aggregated approximately $3.7 billion, which are payable principally over a five-year period.

    Pending legal proceedings are substantially limited to litigation incidental to the businesses of TWE. In the opinion of counsel and management, the ultimate resolution of these matters will not have a material effect on the consolidated financial statements.

12. RELATED PARTY TRANSACTIONS
    In the normal course of conducting their businesses, TWE units have had various transactions with Time Warner units, generally on terms resulting from a negotiation among the affected parties that in management's view results in reasonable allocations. Employees of TWE participate in various Time Warner medical, stock option (Note 8) and other benefit plans (Note 9) for which TWE is charged its allocable share of plan expenses, including administrative costs. Time Warner's corporate group provides various other services to TWE. The Music division of WCI provides home videocassette distribution services to certain TWE operations, and certain TWE units have placed advertising in magazines published by Time Warner's Publishing division.

    TWE is required to pay a $130 million advisory fee to U S WEST over a five-year period ending September 15, 1998 for U S WEST's expertise in telecommunications, telephony and information technology, and its participation in the management and upgrade of the cable systems to Full Service Network(TM) capacity.

    Time Warner provides TWE with certain corporate support services for which Time Warner is paid $60 million per year through June 30, 1995, and increasing annual amounts as adjusted for inflation thereafter. The corporate services agreement runs through June 30, 1997, and may be extended by agreement of both parties. Management believes that the corporate services fee is representative of the cost of corporate services that would be necessary for the stand-alone operations of TWE.

    Time Warner and TWE entered into a credit agreement in 1994 that allows Time Warner to borrow up to $400 million from TWE through September 15, 2000. Outstanding borrowings from TWE bear interest at LIBOR plus 1% per annum. Time Warner borrowed $400 million in 1994 under the credit agreement. Under TWE's bank credit agreement, TWE's loans to Time Warner cannot exceed $1.1 billion at December 31, 1994, increasing to no more than $1.5 billion on July 1, 1995.

    TWE has service agreements with the Time Warner Service Partnerships for program signal delivery and transmission services, and TWE provides billing, collection and marketing services to the Time Warner Service Partnerships. TWE also has distribution and merchandising agreements with Time Warner Entertainment Japan Inc., a company owned by partners of TWE to conduct TWE's businesses in Japan.

    In addition to transactions with its partners, TWE has had transactions with Paragon Communications, Comedy Partners, L.P. and its other equity investees and with Turner Broadcasting System, Inc., The Columbia House Company partnerships, Cinamerica Theatres, L.P. and other equity investees of Time Warner, generally with respect to sales of product in the ordinary course of business.

    Long-term debt and interest expense prior to the TWE Capitalization include the effects of the pushdown of a portion of the Time Warner credit agreement debt that was related to the WCI acquisition, based on the proportion that the fair value of the WCI contributed businesses acquired bore to the fair value of all of the WCI net assets acquired. Interest expense prior to the TWE

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12. RELATED PARTY TRANSACTIONS (CONTINUED)
Capitalization also reflects interest on $875 million of loans due to WCI, which were repaid at the TWE Capitalization, at a rate approximating the rate applicable to borrowings under the Time Warner credit agreement.

13. SUPPLEMENTAL INFORMATION
    Supplemental information with respect to cash flows is as follows:

                                                                                       YEARS ENDED DECEMBER 31,
                                                                              ------------------------------------------
                                                                                                    RESTATED
                                                                                1994       1993       1992       1992
                                                                              ---------  ---------  ---------  ---------
                                                                                              (MILLIONS)
Cash payments made for interest.............................................  $     521  $     450  $     418  $     391
Cash payments made for income taxes (net)...................................         69         70         39         39
Borrowings..................................................................        977      3,075      6,856      6,677
Repayments..................................................................        945      3,734      7,647      7,514
Noncash assumption of debt..................................................         --         --      2,545      2,545
Noncash pushdown of cost to acquire ATC minority interest...................         --         --      1,431      1,431
Noncash capital contributions (distributions), net..........................          4        384       (117)      (117)

    The principal balance sheet effects of the consolidation of Six Flags in 1993 were to increase cash and equivalents by $11 million, property, plant and equipment by $398 million, goodwill by $310 million, other assets by $159 million, debt by $608 million and other liabilities by $238 million, and to decrease investments by $32 million. The principal balance sheet effects of the acquisition of the ATC minority interest in 1992 were to increase investments by $156 million, cable television franchises by $865 million, goodwill by $410 million and partners' capital by $1.431 billion. A noncash effect of the TWE Capitalization in 1992 was the assumption by TWE of $2.545 billion of Time Warner debt in excess of the amount reflected as a liability prior to the TWE Capitalization. Cash equivalents consist of commercial paper and other investments that are readily convertible into cash, and have original maturities of three months or less.

    Other current liabilities consist of:

                                                                                                   DECEMBER 31,
                                                                                               --------------------
                                                                                                 1994       1993
                                                                                               ---------  ---------
                                                                                                    (MILLIONS)
Accrued expenses.............................................................................  $     827  $     767
Accrued compensation.........................................................................        143        101
Deferred revenues............................................................................        150        129
Tax Distributions due to Time Warner General Partners........................................        334        108
Debt due within one year.....................................................................         32         24
                                                                                               ---------  ---------
Total........................................................................................  $   1,486  $   1,129
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

ASSETS

                                                                                MARCH 31, 1995  DECEMBER 31, 1994
                                                                                --------------  -----------------
                                                                                           (MILLIONS)
CURRENT ASSETS
Cash and equivalents..........................................................    $    1,267       $     1,071
Receivables, including $147 and $266 due from Time Warner, less allowances of
 $310 and $306................................................................         1,287             1,426
Inventories...................................................................           924               956
Prepaid expenses..............................................................           230               120
                                                                                --------------        --------
Total current assets..........................................................         3,708             3,573
Noncurrent inventories........................................................         1,752             1,807
Loan receivable from Time Warner..............................................           400               400
Property, plant and equipment, net............................................         3,931             3,784
Goodwill......................................................................         4,400             4,433
Cable television franchises...................................................         3,189             3,236
Other assets..................................................................         1,378             1,429
                                                                                --------------        --------
Total assets..................................................................    $   18,758       $    18,662
                                                                                --------------        --------
                                                                                --------------        --------

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES
Accounts payable..............................................................    $      418       $       514
Participations and programming costs..........................................           973               857
Other current liabilities, including $342 and $334 of distributions due to
 Time Warner..................................................................         1,429             1,486
                                                                                --------------        --------
Total current liabilities.....................................................         2,820             2,857
Long-term debt................................................................         7,162             7,160
Other long-term liabilities, including $138 and $89 of distributions due to
 Time Warner..................................................................           801               749
Time Warner General Partners' senior capital..................................         1,696             1,663
PARTNERS' CAPITAL
Contributed capital...........................................................         7,398             7,398
Undistributed partnership earnings (deficit)..................................          (498)             (394)
Note receivable from U S WEST.................................................          (621)             (771)
                                                                                --------------        --------
Total partners' capital.......................................................         6,279             6,233
                                                                                --------------        --------
Total liabilities and partners' capital.......................................    $   18,758       $    18,662
                                                                                --------------        --------
                                                                                --------------        --------

                            See accompanying notes.

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                                                THREE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                               --------------------
                                                                                                 1995       1994
                                                                                               ---------  ---------
                                                                                                    (MILLIONS)
Revenues (a).................................................................................  $   2,046  $   1,919
                                                                                               ---------  ---------
Cost of revenues (a)(b)......................................................................      1,440      1,343
Selling, general and administrative (a)(b)...................................................        415        373
                                                                                               ---------  ---------
Operating expenses...........................................................................      1,855      1,716
                                                                                               ---------  ---------
Business segment operating income............................................................        191        203
Interest and other, net (a)..................................................................       (161)      (136)
Corporate services (a).......................................................................        (15)       (15)
                                                                                               ---------  ---------
Income before income taxes...................................................................         15         52
Income taxes.................................................................................        (11)        (4)
                                                                                               ---------  ---------
Net income...................................................................................  $       4  $      48
                                                                                               ---------  ---------
                                                                                               ---------  ---------

- ------------------------
(a) Includes the following income (expenses) resulting from transactions with the partners of TWE:

           Selling, general and administrative..................................  $     (22) $     (17)
           Corporate services...................................................        (15)       (15)

    In addition, includes the following income (expenses) resulting from transactions with equity investees of TWE or Time Warner:

           Revenues.............................................................  $      26  $       9
           Cost of revenues.....................................................        (17)       (12)
           Selling, general and administrative..................................          5          5

(b) Includes depreciation and amortization expense of:..........................  $     226  $     213
                                                                                  ---------  ---------
                                                                                  ---------  ---------

                            See accompanying notes.

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                                                      THREE MONTHS
                                                                                                    ENDED MARCH 31,
                                                                                                  --------------------
                                                                                                    1995       1994
                                                                                                  ---------  ---------
                                                                                                       (MILLIONS)
OPERATIONS
  Net income....................................................................................  $       4  $      48
  Adjustments for noncash and nonoperating items:
  Depreciation and amortization.................................................................        226        213
  Changes in operating assets and liabilities...................................................        116         81
                                                                                                  ---------  ---------
  Cash provided by operations...................................................................        346        342
                                                                                                  ---------  ---------
INVESTING ACTIVITIES
  Investments and acquisitions..................................................................        (21)       (29)
  Capital expenditures..........................................................................       (270)      (239)
  Investment proceeds...........................................................................          1         31
                                                                                                  ---------  ---------
    Cash used by investing activities...........................................................       (290)      (237)
                                                                                                  ---------  ---------
FINANCING ACTIVITIES
  Increase in debt..............................................................................          4         17
  Capital distributions.........................................................................        (14)       (14)
  Collections on note receivable from U S WEST..................................................        150     --
                                                                                                  ---------  ---------
    Cash provided by financing activities.......................................................        140          3
                                                                                                  ---------  ---------
INCREASE IN CASH AND EQUIVALENTS................................................................  $     196  $     108
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------

                            See accompanying notes.

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION
    Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWE"), is engaged principally in the Filmed Entertainment, Broadcasting -- The WB Network, Programming -- HBO and Cable businesses. Subsidiaries of Time Warner Inc. ("Time Warner") are the general partners of TWE ("Time Warner General Partners") and collectively hold 63.27% pro rata priority capital and residual equity partnership interests in TWE, and certain priority capital interests senior ("Time Warner General Partners' senior capital") and junior to the pro rata priority capital interests, which they received for the net assets, or the rights to cash flows, they contributed to the partnership at the capitalization of TWE. The limited partners, subsidiaries of U S WEST, Inc. ("U S WEST"), ITOCHU Corporation and Toshiba Corporation, hold 25.51%, 5.61% and 5.61% pro rata priority capital and residual equity partnership interests, respectively. The TWE partnership agreement provides for special allocations of income, loss and distributions of partnership capital, including priority distributions in the event of liquidation.

    The consolidated financial statements include 100% of the assets, liabilities, revenues, expenses, income, loss and cash flows of TWE and all companies in which TWE has a direct and indirect controlling voting interest ("subsidiaries"), as if TWE and its subsidiaries were a single company. Investments in certain other companies in which TWE has significant influence but less than a controlling voting interest, are accounted for using the equity method.

    The accompanying financial statements are unaudited but in the opinion of management contain all the adjustments (consisting of those of a normal recurring nature) considered necessary to present fairly the financial position and the results of operations and cash flows for the periods presented, in conformity with generally accepted accounting principles applicable to interim periods. The accompanying financial statements should be read in conjunction with the audited consolidated financial statements of TWE for the year ended December 31, 1994.

2.  TWE-ADVANCE/NEWHOUSE PARTNERSHIP
    On April 1, 1995, TWE formed a cable television joint venture with subsidiaries of Advance Publications, Inc. and Newhouse Broadcasting Corporation ("Advance/Newhouse") to which Advance/Newhouse and TWE contributed cable television systems (or interests therein) serving approximately 4.5 million subscribers, as well as certain foreign cable investments and programming investments. TWE owns a two-thirds equity interest in the TWE-Advance/Newhouse Partnership and is the managing partner. Advance/Newhouse owns a one-third equity interest in the partnership. In accordance with the partnership agreement, Advance/Newhouse can require TWE to purchase its equity interest for fair market value at specified intervals following the death of both of its principal shareholders. Beginning in the third year, either partner can initiate a dissolution in which TWE would receive two-thirds and Advance/Newhouse would receive one-third of the partnership's net assets. The assets contributed by TWE and Advance/Newhouse to the partnership were recorded at their predecessor's historical cost. No gain was recognized by TWE upon the capitalization of the partnership.

3.  SIX FLAGS
    In April 1995, TWE agreed to sell 51% of its interest in Six Flags Entertainment Corporation ("Six Flags") to an investment group led by Boston Ventures for $204 million and the receipt of approximately $670 million in additional proceeds from Six Flags, principally representing payment of certain intercompany indebtedness and licensing fees. TWE will recognize a gain upon the closing of the transaction. TWE will deconsolidate the assets, liabilities and operating results of Six Flags, including approximately $126 million of third-party indebtedness, and account for its remaining 49%

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

3.  SIX FLAGS (CONTINUED)
interest under the equity method of accounting. As a result of this transaction, TWE will reduce debt by approximately $850 million, after related taxes and fees. The transaction is expected to close during the second quarter of 1995 and is subject to customary closing conditions.

4.  INVENTORIES
    Inventories consist of:

                                                                  MARCH 31, 1995          DECEMBER 31, 1994
                                                             ------------------------  ------------------------
                                                               CURRENT    NONCURRENT     CURRENT    NONCURRENT
                                                             -----------  -----------  -----------  -----------
                                                                                 (MILLIONS)
Film costs:
  Released, less amortization..............................   $     525    $     364    $     585    $     347
  Completed and not released...............................          94           17          123           24
  In process and other.....................................          33          322           18          361
  Library, less amortization...............................      --              756       --              769
Programming costs, less amortization.......................         184          293          149          306
Merchandise................................................          88       --               81       --
                                                                  -----   -----------       -----   -----------
Total......................................................   $     924    $   1,752    $     956    $   1,807
                                                                  -----   -----------       -----   -----------
                                                                  -----   -----------       -----   -----------

5.  LONG-TERM DEBT
    Long-term debt consists of:

                                                                      MARCH 31, 1995   DECEMBER 31, 1994
                                                                      ---------------  -----------------
                                                                                  (MILLIONS)
Bank credit agreement, weighted average interest rates of 6.8% and
 6.5%...............................................................     $   2,450         $   2,550
Commercial paper, weighted average interest rates of 6.5% and
 6.2%...............................................................           748               649
Publicly held notes and debentures..................................         3,906             3,903
Other...............................................................            58                58
                                                                           -------           -------
Total...............................................................     $   7,162         $   7,160
                                                                           -------           -------
                                                                           -------           -------

    Each Time Warner General Partner has guaranteed a pro rata portion of substantially all of TWE's debt and accrued interest thereon based on the relative fair value of the net assets each General Partner contributed to TWE. Such indebtedness is recourse to each Time Warner General Partner only to the extent of its guarantee.

    In connection with the formation of the TWE-Advance/Newhouse Partnership and Time Warner's other cable acquisitions, a new bank credit facility is expected to be obtained. For a discussion of the status of the negotiations to secure such bank financing, see "Financial Condition and Liquidity" elsewhere herein.

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

6.  PARTNERS' CAPITAL
    Changes in partners' capital were as follows:

                                                                               THREE MONTHS
                                                                             ENDED MARCH 31,
                                                                           --------------------
                                                                             1995       1994
                                                                           ---------  ---------
                                                                                (MILLIONS)
Balance at beginning of year.............................................  $   6,233  $   6,000
Net income...............................................................          4         48
Distributions............................................................        (71)       (61)
Reduction of stock option distribution liability.........................     --            113
Allocation of income to General Partners' senior capital.................        (33)       (31)
Collections on note receivable from U S WEST.............................        150     --
Other....................................................................         (4)         6
                                                                           ---------  ---------
Balance at March 31......................................................  $   6,279  $   6,075
                                                                           ---------  ---------
                                                                           ---------  ---------

    Since September 1993, certain assets formerly owned and operated by TWE have been owned and operated by other partnerships ("Time Warner Service Partnerships") in order to ensure compliance with the Modification of Final Judgment entered on August 24, 1982 by the United States District Court for the District of Columbia applicable to U S WEST and its affiliated companies, which may have included TWE. The Time Warner Service Partnerships make certain of their assets and related services available to TWE and TWE is required to make quarterly cash distributions of $12.5 million to the Time Warner General
Partners, which the partners in turn are required to contribute to the Time Warner Service Partnerships. If TWE is clearly not prohibited from owning or operating the assets of the Time Warner Service Partnerships, they will be recontributed to TWE on September 15, 1995 (or September 15, 1997 in the case of certain assets), or earlier under certain circumstances, at their then fair market value in exchange for partnership interests in TWE. As a result of a judicial order issued to U S WEST in 1994, TWE is no longer prohibited from owning or operating substantially all of the assets of the Time Warner Service Partnerships.

    In addition to Time Warner Service Partnership distributions, TWE also is required to make distributions to reimburse the partners for income taxes at statutory rates based on their allocable share of taxable income, and to reimburse Time Warner for its stock options granted to employees of TWE based on the amount by which the market price of Time Warner common stock exceeds the option exercise price on the exercise date. TWE accrues a stock option distribution and a corresponding liability with respect to unexercised options when the market price of Time Warner common stock increases during the accounting period, and reverses previously-accrued stock option distributions and the corresponding liability when the market price of Time Warner common stock declines.

    During the three months ended March 31, 1995, TWE accrued $13 million of Time Warner Service Partnership distributions, $8 million of tax-related distributions and $50 million of stock option distributions, based on closing prices of Time Warner common stock of $37.625 at March 31, 1995 and $35.125 at December 31, 1994. During the three months ended March 31, 1994, TWE accrued $13 million of Time Warner Service Partnership distributions and $48 million of tax distributions, and reversed $113 million of previously-accrued stock option distributions as a result of a decline in the market price of Time Warner common stock.

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

7.  SEGMENT INFORMATION
    Information as to the operations of TWE in different business segments is as set forth below:

                                                                               THREE MONTHS
                                                                             ENDED MARCH 31,
                                                                           --------------------
                                                                             1995       1994
                                                                           ---------  ---------
                                                                                (MILLIONS)
REVENUES
Filmed Entertainment.....................................................  $   1,206  $   1,081
Broadcasting -- The WB Network...........................................          3     --
Programming -- HBO.......................................................        385        358
Cable....................................................................        557        549
Intersegment elimination.................................................       (105)       (69)
                                                                           ---------  ---------
Total....................................................................  $   2,046  $   1,919
                                                                           ---------  ---------
                                                                           ---------  ---------

                                                                               THREE MONTHS
                                                                             ENDED MARCH 31,
                                                                           --------------------
                                                                             1995       1994
                                                                           ---------  ---------
                                                                                (MILLIONS)
OPERATING INCOME
Filmed Entertainment.....................................................  $      65  $      61
Broadcasting -- The WB Network...........................................        (21)    --
Programming -- HBO.......................................................         67         57
Cable....................................................................         80         85
                                                                           ---------  ---------
Total....................................................................  $     191  $     203
                                                                           ---------  ---------
                                                                           ---------  ---------

                                                                               THREE MONTHS
                                                                             ENDED MARCH 31,
                                                                           --------------------
                                                                             1995       1994
                                                                           ---------  ---------
                                                                                (MILLIONS)
DEPRECIATION OF PROPERTY, PLANT AND EQUIPMENT
Filmed Entertainment.....................................................  $      21  $      16
Broadcasting -- The WB Network...........................................     --         --
Programming -- HBO.......................................................          4          3
Cable....................................................................         88         83
                                                                           ---------  ---------
Total....................................................................  $     113  $     102
                                                                           ---------  ---------
                                                                           ---------  ---------

                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

7.  SEGMENT INFORMATION (CONTINUED)

                                                                               THREE MONTHS
                                                                             ENDED MARCH 31,
                                                                           --------------------
                                                                             1995       1994
                                                                           ---------  ---------
                                                                                (MILLIONS)
AMORTIZATION OF INTANGIBLE ASSETS (1)
Filmed Entertainment.....................................................  $      37  $      34
Broadcasting -- The WB Network...........................................     --         --
Programming -- HBO.......................................................     --              1
Cable....................................................................         76         76
                                                                           ---------  ---------
Total....................................................................  $     113  $     111
                                                                           ---------  ---------
                                                                           ---------  ---------

- ------------------------
(1) Amortization includes amortization relating to the acquisitions of Warner Communications Inc. ("WCI") in 1989 and the American Television and Communications Corporation ("ATC") minority interest in 1992 and to other business combinations accounted for by the purchase method.

8.  COMMITMENTS AND CONTINGENCIES
    Minimum commitments and guarantees under certain programming, licensing, franchise and other agreements at March 31, 1995 aggregated approximately $4.4 billion, which are payable principally over a five-year period.

    Pending legal proceedings are substantially limited to litigation incidental to the businesses of TWE. In the opinion of counsel and management, the ultimate resolution of these matters will not have a material effect on the consolidated financial statements.

9.  ADDITIONAL FINANCIAL INFORMATION
    Additional financial information is as follows:

                                                                                    THREE MONTHS
                                                                                  ENDED MARCH 31,
                                                                                --------------------
                                                                                  1995       1994
                                                                                ---------  ---------
                                                                                     (MILLIONS)
Interest expense..............................................................  $     150  $     135
Cash payments made for interest...............................................        168        143
Cash payments made for income taxes (net).....................................         15         13
Borrowings....................................................................        106        244
Repayments....................................................................        102        227

B.  MERCURY PERSONAL COMMUNICATIONS

    U S WEST, through subsidiaries, holds a 50 percent interest in Mercury Personal Communications, trading as Mercury One-2-One ("Mercury One-2-One"). Set forth below are the financial statements of Mercury One-2-One for the year ended March 31, 1994.

Management Report............................................................................................................   31
Auditors' Report.............................................................................................................   34
Financial Statements for the Year Ended March 31, 1994
  Profit and Loss Account....................................................................................................   35
  Balance Sheet..............................................................................................................   36
  Cash Flow Statement........................................................................................................   37
  Notes to Financial Statements..............................................................................................   38

                               MANAGEMENT REPORT

For the year ended 31 March 1994

    The Supervisory Board and management team present their report and the audited financial statements for the year ended 31 March 1994.

PRINCIPAL ACTIVITY

    The   principal  activity  of  the  business  is  the  design,  development, installation, marketing, operation and maintenance of a personal communications network ("PCN") for the provision of personal radio telecommunication services.

REVIEW OF BUSINESS

    The profit and loss account is set out on page 5. The partnership successfully launched its mobile telephone network during the financial year.

    Further information is given in note 1 to these financial statements.

RESEARCH AND DEVELOPMENT

    The partnership undertakes research and development to ensure the future success of the high technology equipment which is currently being used in the infrastructure development.

CHANGES IN FIXED ASSETS

    The movements in fixed assets during the year are set out in note 9 to the financial statements.

SUBSEQUENT EVENTS

    Subsequent to 31 March 1994, the partners have advanced a further L110 million of capital contributions.

EMPLOYEES

    The partnership's policy is to consult employees about any matters likely to affect their interests, including advising them of the financial, economic, and technical factors which affect the partnership's performance and progress. This is achieved by way of regular meetings and information bulletins. The partnership is an equal opportunity employer and recruits disabled workers where there are vacancies that they are able to fill. All necessary assistance with initial training is given, and a career plan is developed so as to ensure suitable opportunities for each disabled employee. Arrangements will be made, wherever possible, for retraining employees who become disabled, to enable them to perform work identified as appropriate to their aptitudes and abilities.

SUPERVISORY BOARD

    The partnership is governed by a Board of Management known as the Supervisory Board, which consists of members appointed by the partners.

    The Supervisory Board of the partnership as at 31 March 1994 (and throughout the year) is as follows:

R.J. Callahan  Chairman
M. Harris      Deputy chairman
S.E. Andrews
R.J. Olsen
R. Goswell     Partnership managing director
A. Sukawaty    Partnership chief operating officer
S. Gilling     Partnership secretary

MANAGEMENT TEAM

    The management team of the partnership at 31 March 1994 (and throughout the year except as where indicated) is as follows:

R. Goswell     Managing director
A. Sukawaty    Chief operating
               officer
D. Colley      Implementation         (resigned 11 May 1994)
R. Doughty     Sales and marketing    (resigned 10 January 1994)
R.A. Foy       Finance
J. Gaffney     Information systems    (resigned 1 December 1993)
A. Harper      Business strategy
J. Morrison    Human resources
R. Potter      Engineering
S. Roberts     Operations             (end of secondment from U S WEST 30 June 1994)
S. Gilling     Partnership secretary

    There were no contracts of significance subsisting during or at the end of the financial year in which a member of the management team was beneficially interested.

RELATED PARTY TRANSACTIONS

    The partnership has entered into several arm's length transactions with its partners and their related companies.

TAXATION STATUS

    The partnership does not have a tax status as tax is chargeable on the partners' pro rata investment.

CHARITABLE AND POLITICAL CONTRIBUTIONS

    The partnership makes occasional small contributions to charitable projects and organisations where this benefits the local community.

INSURANCE OF MANAGEMENT TEAM

    The partnership purchases liability insurance for a number of its management team and officers.

MANAGEMENT TEAM'S RESPONSIBILITIES

    The management team prepares financial statements for each financial year designed to give a true and fair view of the state of affairs of the partnership and of the profit or loss of the partnership for that period. In preparing those financial statements, the management team has responsibility to:

        - select    suitable   accounting   policies   and   apply   them
          consistently;

        - make judgements and estimates that are reasonable and prudent;

        - state  whether  applicable   accounting  standards  have   been
          followed, subject to any material departures disclosed and explained in the financial statements; and

        - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the partnership will continue in business.

    The management team is responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the partnership and for safeguarding the assets of the partnership and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

AUDITORS

    A resolution to reappoint the auditors, Arthur Andersen, will be presented to the Supervisory Board.

                                          On behalf of the Management Team,

                                          /s/ S. GILLING
                                          S. Gilling
                                          PARTNERSHIP SECRETARY

Elstree Tower
Elstree Way
Borehamwood
Herts WD6 IDT
21 October 1994

                                AUDITORS' REPORT

                                                                          LONDON
To the Partners of Mercury Personal Communications (trading as Mercury
One-2-One):

    We have audited the financial statements on pages 35 to 47 which have been prepared under the historical cost convention and the accounting policies set out on pages 38 to 40.

RESPECTIVE RESPONSIBILITIES OF THE MANAGEMENT TEAM AND AUDITORS

    As described on page 33 the partnership's management team is responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

    We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the management team in the preparation of the financial statements, and of whether the accounting policies are appropriate to the partnership's circumstances, consistently applied and adequately disclosed.

    We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

    In forming our opinion, we have considered the adequacy of the disclosures made in note 1 to the financial statements which refers to the start up nature of the partnership and the assumptions made by the management team in preparing the financial statements on a going concern basis. Our opinion is not qualified in this respect.

OPINION

    In our opinion the financial statements give a true and fair view of the partnership's state of affairs at 31 March 1994 and of its loss and cash flows for the year then ended.

                                          Arthur Andersen
                                          Chartered Accountants

1 Surrey Street
London
WC2R 2PS
21 October 1994

                        MERCURY PERSONAL COMMUNICATIONS
                            PROFIT AND LOSS ACCOUNT
                        FOR THE YEAR ENDED 31 MARCH 1994

                                                           1994        1993
                                               NOTES      L'000        L'000
                                               ------   ----------   ---------
Turnover.....................................               27,572      --
Cost of sales................................              (31,999)     --
                                                        ----------   ---------
  Gross loss.................................               (4,427)     --
Selling and distribution costs...............              (19,497)     (1,460)
Administrative expenses......................              (56,611)    (25,200)
Transfers to deferred revenue expenditure....   2c&11        3,447       5,759
Own work capitalised.........................               14,150       5,867
Exceptional item -- provision for equipment
 impairment..................................       3       --          (3,000)
                                                        ----------   ---------
  Operating loss.............................              (62,938)    (18,034)
Exceptional item -- rationalisation costs....       3       --         (18,746)
Interest receivable and similar income.......       5          827         943
Interest payable and similar charges.........       6       (4,434)       (297)
                                                        ----------   ---------
  Loss on ordinary activities before taxation
   (being retained loss for the financial
   year).....................................    4&16      (66,545)    (36,134)
                                                        ----------   ---------
                                                        ----------   ---------

    There are no recognised gains or losses in either year other than the loss for each year as stated.

    A statement of movement in partners' funds is given in note 16.

  The accompanying notes are an integral part of this profit and loss account.

                        MERCURY PERSONAL COMMUNICATIONS
                                 BALANCE SHEET
                                 31 MARCH 1994

                                                                                                    1994       1993
                                                                                       NOTES       L'000       L'000
                                                                                       -----     ----------  ---------
Tangible fixed assets
Network assets....................................................................           9      165,179     95,756
Other fixed assets................................................................           9       38,062     25,483
                                                                                                 ----------  ---------
                                                                                                    203,241    121,239
                                                                                                 ----------  ---------
Current assets
Customer acquisition costs (recoverable after more than one year).................          10       17,941     --
Deferred revenue expenditure (recoverable after more than one year)...............          11       23,170     22,783
Stocks............................................................................          12       18,646      1,211
Debtors...........................................................................          13       11,413      4,652
Cash at bank and in hand..........................................................                    4,909      8,809
                                                                                                 ----------  ---------
                                                                                                     76,079     37,455
                                                                                                 ----------  ---------
Creditors: Amounts falling due within one year....................................          14      (66,279)   (47,924)
                                                                                                 ----------  ---------
Net current assets (liabilities)..................................................                    9,800    (10,469)
                                                                                                 ----------  ---------
Total assets less current liabilities.............................................                  213,041    110,770
Creditors: Amounts falling due after more than one year...........................          15      (75,241)   (19,425)
                                                                                                 ----------  ---------
  Net assets......................................................................                  137,800     91,345
                                                                                                 ----------  ---------
Capital and reserve
Partners' capital.................................................................          16      240,479    127,479
  Profit and loss account.........................................................          16     (102,679)   (36,134)
                                                                                                 ----------  ---------
Total partners' funds.............................................................                  137,800     91,345
                                                                                                 ----------  ---------
                                                                                                 ----------  ---------

Signed on behalf of the Management Team
R.A. Foy
/s/ R.A. FOY

R. Goswell
/s/ R. GOSWELL

21 October 1994

       The accompanying notes are an integral part of this balance sheet.

                        MERCURY PERSONAL COMMUNICATIONS

                              CASH FLOW STATEMENT

                        FOR THE YEAR ENDED 31 MARCH 1994

                                                                              1994                    1993
                                                                     ----------------------  ----------------------
                                                            NOTES      L'000       L'000       L'000       L'000
                                                          ---------  ----------  ----------  ----------  ----------
Operating activities
Cash received from customers............................                 21,856                  --
Cash payments to suppliers..............................                (91,945)                (17,427)
Cash payments to supplier as part of exceptional item...                 --                      (4,001)
Cash paid to and on behalf of employees.................                (20,921)                 (7,747)
Cash paid to and on behalf of employees as part of
 exceptional item.......................................                 --                      (1,745)
                                                                     ----------              ----------
Net cash outflow from operating
 activities.............................................     17                     (91,010)                (30,920)
Returns on investment and servicing of finance
Interest received.......................................                    827                     943
Interest paid...........................................                 (4,027)                   (380)
Interest element of finance lease rental payments.......                 (1,189)                   (243)
                                                                     ----------              ----------
Net cash (outflow) inflow from returns on investment and
 servicing of finance...................................                             (4,389)                    320
Investing activities
Purchase of tangible fixed assets.......................                (66,057)                (51,945)
Sale of tangible fixed assets...........................                      8                      49
                                                                     ----------              ----------
Net cash outflow from investing activities..............                            (66,049)                (51,896)
                                                                                 ----------              ----------
Net cash outflow before financing.......................                           (161,448)                (82,496)
                                                                                 ----------              ----------
Financing
Partners' capital contributions.........................     18        (113,000)                (66,369)
New loans...............................................     18         (46,422)                (15,350)
Cash element of finance lease payments..................     18           1,874                  (2,936)
                                                                     ----------              ----------
                                                                     ----------              ----------
Net cash inflow from financing..........................                           (157,548)                (84,655)
Decrease (increase) in cash and cash equivalents........     19                      (3,900)                  2,159
                                                                                 ----------              ----------
                                                                                   (161,448)                (82,496)
                                                                                 ----------              ----------
                                                                                 ----------              ----------

         The accompanying notes are an integral part of this statement.

                        MERCURY PERSONAL COMMUNICATIONS

                         NOTES TO FINANCIAL STATEMENTS

                                 31 MARCH 1994

1.  HISTORY AND DEVELOPMENT OF THE BUSINESS
    Mercury Personal Communications is a partnership between Mercury Personal Communications Limited, USW PCN, Inc., and MPC 92 Limited. The partnership is a development stage business operating under a licence to build and operate a national Personal Communications Network throughout the UK.

    With capital of L240.5 million at 31 March 1994, it has invested L172.4 million in the rollout of the network. The service commenced with a limited number of customers on 30 April 1993 with full commercial launch within the M25 in September 1993. It has expanded into the Home Counties providing service to 24% of the population and approximately 62,000 customers at 31 March 1994. The business has an accumulated deficit of L102.7 million at 31 March 1994.

    The network is planned to be extended to cover the whole of the UK and substantial additional capital expenditure will be required to achieve the 90% national geographic coverage by 1999 committed under licence. The business plan envisages funding in the year ended 31 March 1995 amounting to L260 million through a combination of equity, leases and loans, all of which is committed.
Further funding will be required beyond that date, or earlier if subscriber volumes are substantially higher or lower than planned. In these circumstances, it is possible that additional capital may be required with a corresponding acceleration of funding needs. The terms on which such additional capital may be available, if at all, will be dependent upon future operating performance.

    The financial statements have been prepared on the going concern basis. Specifically, the management team has assumed that:

    a) adequate funding will continue to be available to roll out the network in accordance with the plan and, in particular, that the partners will continue to provide finance in accordance with their commitments;

    b) the partnership will successfully expand the customer base and operate the network in accordance with its business and marketing plans.

2.  PRINCIPAL ACCOUNTING POLICIES
    A summary of the principal accounting policies all of which have been applied consistently throughout the year and the prior year, is set out below.

    A)  BASIS OF ACCOUNTING

    The financial statements have been prepared in accordance with applicable accounting standards on the historical cost basis.

    B)  TANGIBLE FIXED ASSETS

    Tangible fixed assets are stated at cost net of accumulated depreciation.

    The cost of fixed assets includes all costs incurred in bringing the assets to their present condition and location including, where appropriate, external consultancy fees together with an appropriate proportion of internal labour and overhead.

    The cost attributed to network assets includes capital equipment and external professional fees and expenses incurred in the acquisition of sites, engineering labour and overhead, together with the payroll and directly attributable overheads relating to employees whose time, prior to commissioning, is spent wholly on network development.

                        MERCURY PERSONAL COMMUNICATIONS

                                 31 MARCH 1994

2.  PRINCIPAL ACCOUNTING POLICIES (CONTINUED)
    The interest costs incurred during the construction of the network prior to commercial launch and relating to borrowings or other financing directly attributable to the equipment invested in the network have been included in the determination of the cost of network assets.

    The cost of computer equipment includes external consultancy and external software development costs.

    Depreciation is calculated so as to write off the cost of tangible fixed assets, less their estimated residual values, over the expected useful economic lives of the assets concerned. Depreciation commences on the date the assets are brought into use and is charged on a straight-line basis.

    The useful economic lives used for this purpose are:

Network assets..............................................  10 years
Business assets
                                                              terms of
  - short leasehold property................................  lease
  - plant and equipment.....................................  5 years
  - computer systems........................................  5 years
  - furniture, fixtures and fittings........................  10 years
  - other items.............................................  3 to 4 years

    C)  DEFERRED REVENUE EXPENDITURE

    Certain pre-launch costs have been carried forward as "deferred revenue expenditure".

    These costs included, inter alia, the payroll and directly attributable overheads relating to employees whose time, prior to launch of the service, was spent wholly on the development of computer systems and technical operating standards. Deferred revenue expenditure also included an allocation of space and other indirect overheads attributable to all employees whose payroll and direct overheads were capitalised in these financial statements.

    Deferral of costs ceased on full commercial launch of the service, from which date amortisation commenced. Deferred revenue expenditure is being amortised over a maximum of five years on a straight-line basis. The recoverability of deferred costs will be reviewed annually in the light of actual revenues and will take account of variances from projected revenue streams.

    D)  CUSTOMER ACQUISITION COSTS

    The direct cost of acquiring new customers, relating primarily to connection commissions and equipment discounts, will be deferred against the revenues expected to be earned over the expected life of the related customer contract, not exceeding 5 years. Amortisation commences as individual customers are connected to the network. The amortization rate will be reviewed as least annually and adjustments made based on actual experience. The amortised costs are charged to cost of sales and selling and distribution costs.

    E)  FINANCE AND OPERATING LEASES

    The company enters into operating and finance leases as described in notes 14 and 23. Assets held under finance leases are initially reported at the present value of the minimum lease payments at the inception of the lease, normally equivalent to the amount financed, with an equivalent liability categorised as appropriate under creditors due within or after one year. The asset is depreciated over the shorter of the lease term (including any option to continue where appropriate) and its useful economic life. Finance charges are allocated to accounting periods in proportion to the outstanding capital balance. Rentals are apportioned between finance charges and reduction of the liability.

                        MERCURY PERSONAL COMMUNICATIONS

                                 31 MARCH 1994

2.  PRINCIPAL ACCOUNTING POLICIES (CONTINUED)
    Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis. Further information on charges in the year and future commitments is given in note 23.

    F)  FOREIGN CURRENCIES

    Transactions denominated in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at year-end are translated at the rate of exchange ruling at the balance sheet date.

    Any gain or loss arising from a movement in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the profit and loss account.

    G)  STOCK

    Stocks of customer equipment, held for resale, are stated at the lower of cost and net realisable value. The net realisable value is based on normal selling price before customer acquisition costs, which are recognised when the related customer is connected to the network, or when the equipment is sold to a distributor.

    Stocks of equipment, held as spares for use in the maintenance of the partnership's telecommunications network, are stated at the lower of cost and net realisable value. Cost includes all costs incurred in bringing the stock to its present condition and location, including appropriate overheads. Net realisable value takes account of excess stock, deterioration and redundancy.

    Provision is made where relevant for losses expected to be sustained on contractual commitments at purchase prices in excess of net realisable value.

    H)  PENSIONS

    The regular cost of providing benefits is charged to the profit and loss account over the service lives of members of the scheme on the basis of a constant percentage of pensionable pay. Variations from regular cost arising from periodic actuarial valuations are allocated to profit and loss account over the expected remaining service lives of the members.

    Further information on pension costs is provided in note 20.

    I)  TURNOVER

    Turnover comprises the value of sales (excluding VAT and similar taxes, trade discounts and intra-group transactions) of airtime, connection fees and equipment revenues in the normal course of business.

    J)  TAXATION

    Corporation tax is provided on taxable profits at the tax rates effective during the year.

3.  EXCEPTIONAL ITEMS

                                                                                          1994       1993
                                                                                          L'000      L'000
                                                                                        ---------  ---------
Provision for equipment impairment....................................................     --          3,000
                                                                                        ---------  ---------
                                                                                        ---------  ---------

                        MERCURY PERSONAL COMMUNICATIONS

                                 31 MARCH 1994

3.  EXCEPTIONAL ITEMS (CONTINUED)
    Provision of L3 million was made in 1993 against commitments to purchase potentially substandard equipment during the early post-launch months.

                                                                                       1994       1993
                                                                                       L'000      L'000
                                                                                     ---------  ---------
Rationalisation costs..............................................................     --         18,746
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    The acquisition by the partnership of the trade, assets and liabilities of Mercury PCN Limited in 1993 resulted in the duplication of staff, assets and major development contracts. Rationalisation costs therefore include fixed asset write-offs of L3.5 million, deferred expenditure write-offs of L9.5 million and cash related items (primarily redundancies and contract cancellations costs) of L5.7 million.

4.  LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION
    Loss on ordinary activities before taxation is stated after charging:

                                                                                       1994       1993
                                                                                       L'000      L'000
                                                                                     ---------  ---------
a) Depreciation of owned tangible fixed assets.....................................     10,271      1,599
b) Depreciation of assets held under finance leases................................      2,087        411
c) Amortisation of customer acquisition costs......................................      1,203     --
d) Amortisation of deferred revenue expenditure....................................      3,060     --
e) Research and development........................................................        190         10
f) Hire of plant and machinery -- operating leases.................................      1,629        771
g) Other operating lease rentals...................................................      4,950         95
h) Loss on disposal of fixed assets................................................          5        115
i) Staff costs (see note 7)........................................................     21,575     13,493
j) Auditors' remuneration
   i. audit........................................................................         99         19
  ii. non-audit services...........................................................        367        144
                                                                                     ---------  ---------
                                                                                     ---------  ---------

5.  INTEREST RECEIVABLE AND SIMILAR INCOME

                                                                                       1994       1993
                                                                                       L'000      L'000
                                                                                     ---------  ---------
Interest on money market deposits..................................................        827        943
                                                                                     ---------  ---------
                                                                                     ---------  ---------

6.  INTEREST PAYABLE AND SIMILAR CHARGES

                                                                                       1994       1993
                                                                                       L'000      L'000
                                                                                     ---------  ---------
On bank loans, overdrafts and other loans
  - repayable within 5 years, not by installments..................................        582         54
  - repayable wholly or partly in more than 5 years................................      3,445        326
                                                                                     ---------  ---------
                                                                                         4,027        380
Loan interest capitalised..........................................................       (782)      (326)
On finance leases and hire purchase contracts......................................      1,189        243
                                                                                     ---------  ---------
                                                                                         4,434        297
                                                                                     ---------  ---------
                                                                                     ---------  ---------

                        MERCURY PERSONAL COMMUNICATIONS

                                 31 MARCH 1994

7.  EMPLOYEE INFORMATION
    The average weekly number of persons (including the management team) employed by the partnership during the year was:

                                                                                       1994       1993
                                                                                      NUMBER     NUMBER
                                                                                     ---------  ---------
By function:
  Sales and marketing..............................................................        107         51
  Customer services................................................................        107         50
  Operations.......................................................................         97         45
  Engineering and implementation...................................................        143        133
  Finance and administration.......................................................        173         76
                                                                                     ---------  ---------
                                                                                           627        355
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    Staff costs for the above persons (including amounts capitalised):

                                                                                       L'000      L'000
                                                                                     ---------  ---------
Wages and salaries.................................................................     18,603     11,633
Social security costs..............................................................      1,579      1,096
Other pension costs................................................................      1,393        764
                                                                                     ---------  ---------
                                                                                        21,575     13,493
                                                                                     ---------  ---------
                                                                                     ---------  ---------

8.  MANAGEMENT TEAM EMOLUMENTS

                                                                                       1994       1993
                                                                                       L'000      L'000
                                                                                     ---------  ---------
Salaries...........................................................................      1,165      1,204
Other emoluments (including pension contributions and benefits in kind)............        116        135
                                                                                     ---------  ---------
                                                                                         1,281      1,339
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    The amounts shown above (excluding pension contributions) include L195,705 (1993 - L231,112) paid to the highest paid management team member.

    No chairman was appointed during the year.

    Of the above amounts, L686,970 represents recharges of emoluments paid or payable by related companies.

                        MERCURY PERSONAL COMMUNICATIONS

                                 31 MARCH 1994

8.  MANAGEMENT TEAM EMOLUMENTS (CONTINUED)
    The number of management team members (including the highest paid member) who received fees and other emoluments (excluding pension contributions) in the following ranges was:

                                                                                      1994 NUMBER  1993 NUMBER
                                                                                      -----------  -----------
L 80,001 - L 85,000.................................................................      --                1
L 85,001 - L 90,000.................................................................      --                1
L 90,001 - L 95,000.................................................................           2       --
L 95,001 - L100,000.................................................................           1            1
L100,001 - L105,000.................................................................           1            1
L105,001 - L110,000.................................................................      --                1
L115,001 - L120,000.................................................................           1       --
L125,001 - L130,000.................................................................           1            1
L130,001 - L135,000.................................................................           1            1
L135,001 - L140,000.................................................................           1            1
L145,001 - L150,000.................................................................           1       --
L165,001 - L170,000.................................................................      --                1
L195,001 - L200,000.................................................................           1       --
L230,001 - L235,000.................................................................      --                1
                                                                                             ---          ---

    There were no contracts of significance subsisting during or at the end of the financial year in which a member of the management team was beneficially interested.

9.  TANGIBLE FIXED ASSETS

                                                                           FURNITURE,
                                      SHORT                                 FIXTURES,   TOTAL OF                TOTAL
                                    LEASEHOLD     PLANT AND    COMPUTER        AND      BUSINESS    NETWORK     FIXED
                                    PROPERTY      EQUIPMENT     SYSTEMS     FITTINGS     ASSETS     ASSETS     ASSETS
                                      L'000         L'000        L'000        L'000       L'000      L'000      L'000
                                  -------------  -----------  -----------  -----------  ---------  ---------  ---------
Cost
  At 1 April 1993...............          439         3,444       22,500        2,848      29,231     95,756    124,987
  Additions.....................           51         3,417       11,895        2,400      17,763     76,600     94,363
  Disposals.....................       --              (221)          (5)      --            (226)    --           (226)
                                          ---         -----   -----------       -----   ---------  ---------  ---------
  At 31 March 1994..............          490         6,640       34,390        5,248      46,768    172,356    219,124
                                          ---         -----   -----------       -----   ---------  ---------  ---------
                                          ---         -----   -----------       -----   ---------  ---------  ---------
Depreciation
  At 1 April 1993...............           39           793        2,400          516       3,748     --          3,748
  Charge for the year...........           17         1,195        3,640          329       5,181      7,177     12,358
  Disposals.....................       --              (221)          (2)      --            (223)    --           (223)
                                          ---         -----   -----------       -----   ---------  ---------  ---------
  At 31 March 1994..............           56         1,767        6,038          845       8,706      7,177     15,883
                                          ---         -----   -----------       -----   ---------  ---------  ---------
                                          ---         -----   -----------       -----   ---------  ---------  ---------
Net book value
  At 1 April 1993...............          400         2,651       20,100        2,332      25,483     95,756    121,239
                                          ---         -----   -----------       -----   ---------  ---------  ---------
                                          ---         -----   -----------       -----   ---------  ---------  ---------
  At 31 March 1994..............          434         4,873       28,352        4,403      38,062    165,179    203,241
                                          ---         -----   -----------       -----   ---------  ---------  ---------
                                          ---         -----   -----------       -----   ---------  ---------  ---------

    The net book value of tangible fixed assets includes an amount of L21.1 million (1993 - L3,999m) in respect of assets held under finance leases and hire purchase contracts.

    An unamortised balance of interest capitalised of L3.5 million (1993 - L326,000) is included in the cost of network assets at 31 March 1994.

                        MERCURY PERSONAL COMMUNICATIONS

                                 31 MARCH 1994

9.  TANGIBLE FIXED ASSETS (CONTINUED)
    An unamortised balance of labour and overheads capitalised of L39.7 million is included in the cost of network assets at 31 March 1994 (1993 - L30.8 million).

10. CUSTOMER ACQUISITION COSTS

                                                                                       1994       1993
                                                                                       L'000      L'000
                                                                                     ---------  ---------
At 1 April 1993....................................................................     --         --
Additions during year..............................................................     19,144     --
Amount written off.................................................................     (1,203)    --
                                                                                     ---------  ---------
At 31 March 1994...................................................................     17,941     --
                                                                                     ---------  ---------
                                                                                     ---------  ---------

11. DEFERRED REVENUE EXPENDITURE

                                                                                       1994       1993
                                                                                       L'000      L'000
                                                                                     ---------  ---------
At 1 April 1993....................................................................     22,783     26,541
Amount written off.................................................................     (3,060)    (9,517)
Expenditure during the year........................................................      3,447      5,759
                                                                                     ---------  ---------
At 31 March 1994...................................................................     23,170     22,783
                                                                                     ---------  ---------
                                                                                     ---------  ---------

12. STOCKS

                                                                                       1994       1993
                                                                                       L'000      L'000
                                                                                     ---------  ---------
Stocks held for resale.............................................................     16,119     --
Stocks for the maintenance of the partnership's telecommunications network.........      2,527      1,211
                                                                                     ---------  ---------
                                                                                        18,646      1,211
                                                                                     ---------  ---------
                                                                                     ---------  ---------

13. DEBTORS
    The following are included in the net book value of debtors:

                                                                                       1994       1993
                                                                                       L'000      L'000
                                                                                     ---------  ---------
Amounts falling due within one year:
  Trade debtors....................................................................      5,716     --
  Amounts due from related companies...............................................        243        369
  Other debtors....................................................................        503      3,143
  Prepayments and accrued income...................................................      1,815      1,140
  VAT recoverable..................................................................      3,136     --
                                                                                     ---------  ---------
                                                                                        11,413      4,652
                                                                                     ---------  ---------
                                                                                     ---------  ---------

                        MERCURY PERSONAL COMMUNICATIONS

                                 31 MARCH 1994

14. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
    The following are included in creditors falling due within one year:

                                                                                       1994       1993
                                                                                       L'000      L'000
                                                                                     ---------  ---------
Other loans........................................................................      3,892        199
Obligations under finance leases...................................................      4,597      1,322
Trade creditors....................................................................     35,247     32,423
Amounts owed to related undertakings...............................................      2,652      1,396
Taxation and social security.......................................................        720        429
Other creditors....................................................................         47        133
Accruals and deferred income.......................................................     19,124     12,022
                                                                                     ---------  ---------
                                                                                        66,279     47,924
                                                                                     ---------  ---------
                                                                                     ---------  ---------

15. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
    The following are included in creditors falling due after more than one year:

                                                                                       1994       1993
                                                                                       L'000      L'000
                                                                                     ---------  ---------
Loans..............................................................................     57,880     15,151
Obligations under finance leases...................................................     15,761      2,594
Accruals and deferred income.......................................................      1,600      1,680
                                                                                     ---------  ---------
                                                                                        75,241     19,425
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    LOANS AND FINANCE LEASES

    Loans and obligations under finance leases are repayable as follows:

                                                                                       L'000      L'000
                                                                                     ---------  ---------
Due within one year................................................................      8,489      1,521
Due within 2-5 years...............................................................     42,654      6,724
Due after 5 years..................................................................     30,987     11,021
                                                                                     ---------  ---------
                                                                                        82,130     19,266
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    Included within creditors is a loan totalling L42.5 million (1993 - L14.3 million) which is secured on certain assets used in the construction of the communications network. The loan agreement includes financial and other covenants which provide that fixed and floating charges come into effect in the event that these covenants are not satisfied.

16. MOVEMENTS IN PARTNERS' FUNDS

                                                                        PROFIT
                                                                       AND LOSS   PARTNERS'
                                                                       ACCOUNT     CAPITAL     TOTAL
                                                                        L'000       L'000      L'000
                                                                      ----------  ---------  ---------
At 1 April 1993.....................................................     (36,134)   127,479     91,345
Additional funding during the year..................................      --        113,000    113,000
Retained loss for the year..........................................     (66,545)    --        (66,545)
                                                                      ----------  ---------  ---------
At 31 March 1994....................................................    (102,679)   240,479    137,800
                                                                      ----------  ---------  ---------
                                                                      ----------  ---------  ---------

                        MERCURY PERSONAL COMMUNICATIONS

                                 31 MARCH 1994

17. RECONCILIATION OF OPERATING LOSS TO NET CASH OUTFLOW FROM OPERATING
ACTIVITIES

                                                                                       1994       1993
                                                                                       L'000      L'000
                                                                                     ---------  ---------
Operating loss.....................................................................     62,938     36,780
Depreciation charges...............................................................    (12,358)    (2,010)
Profit (loss) on fixed asset disposals.............................................          5       (115)
Fixed asset write-offs.............................................................     --         (3,484)
Deferred expenditure written off...................................................     (3,060)    (9,517)
Customer acquisition costs written off.............................................     (1,203)    --
Own work capitalised...............................................................     14,150      5,867
Customer acquisition costs.........................................................     19,144     --
Deferred revenue expenditure.......................................................      3,447      5,759
Increase in stock..................................................................     17,435      1,211
Increase in debtors and prepayments................................................      6,761      3,361
Increase in creditors and accruals.................................................    (16,249)    (6,932)
                                                                                     ---------  ---------
Net cash outflow from operating activities.........................................     91,010     30,920
                                                                                     ---------  ---------
                                                                                     ---------  ---------

18. ANALYSIS OF CHANGES IN FINANCING DURING THE YEAR

                                                                                            LOANS AND
                                                                                             FINANCE
                                                                                PARTNERS'     LEASE
                                                                                 CAPITAL   OBLIGATIONS
                                                                                  L'000       L'000
                                                                                ---------  ------------
At 1 April 1993...............................................................    127,479       18,286
Cash inflows from partner funding.............................................    113,000       --
New loans.....................................................................     --           46,422
Inception of finance lease contracts..........................................     --           18,316
Capital element of finance lease payments.....................................     --           (1,874)
                                                                                ---------  ------------
At 31 March 1994..............................................................    240,479       81,150
                                                                                ---------  ------------
                                                                                ---------  ------------

    The partners contributed L113 million during the year, and a further L110 million was contributed after the year-end. Total committed funding from partners and third parties amounts to more than L323 million.

19. ANALYSIS OF CHANGES IN CASH AND CASH EQUIVALENTS DURING THE YEAR

                                                                                                    L
                                                                                                ---------
At 1 April 1993...............................................................................      8,809
Net cash outflow..............................................................................     (3,900)
                                                                                                ---------
At 31 March 1994..............................................................................      4,909
                                                                                                ---------
                                                                                                ---------

20. PENSIONS
    The partnership participates in the Cable and Wireless Superannuation Fund, which is of the defined benefit type whereby retirement benefits are based on the employees' final remuneration and length of service. The scheme is administered through independent trustees. Contributions to the scheme are made in accordance with the recommendations of independent actuaries who value the scheme at regular intervals, usually triennially. An actuarial valuation of the scheme was prepared at 30 June 1991, which showed a surplus. The main assumption used in determining the overall surplus was that the average long-term rate of return earned by the scheme's assets would be 2% to 2.5%

                        MERCURY PERSONAL COMMUNICATIONS

                                 31 MARCH 1994

20. PENSIONS (CONTINUED)
higher than the rate of salary inflation. The partnership's liability under the scheme may be subject to adjustment based on future actuarial valuations. The partnership's contributions are expected to continue to reflect the regular pension cost relating to its employees since it is a new member of the scheme and only 50% owned by Cable and Wireless.

    The pension cost charge for the year was L873,000 (1993 - L764,000).

21. CAPITAL COMMITMENTS

                                                                                       1994       1993
                                                                                       L'000      L'000
                                                                                     ---------  ---------
Capital expenditure that has been contracted for but has not been provided for in
 the financial statements..........................................................     32,513     75,714
                                                                                     ---------  ---------
                                                                                     ---------  ---------
Capital expenditure that has been authorised but has not yet been contracted for...     21,000      9,195
                                                                                     ---------  ---------
                                                                                     ---------  ---------

22. CONTINGENT LIABILITIES
    The partnership has no material contingent liabilities.

23. FINANCIAL COMMITMENTS
    The partnership had annual commitments under non-cancellable operating leases as follows:

                                                                                        LAND AND
                                                                                        BUILDINGS
1994                                                                                      L'000     OTHER L'000
- -------------------------------------------------------------------------------------  -----------  -----------
Expiring within 1 year...............................................................          76          311
Expiring between 2 and 5 years.......................................................         406          311
Expiring in over 5 years.............................................................       5,811       --
                                                                                            -----          ---
                                                                                            6,293          622
                                                                                            -----          ---
                                                                                            -----          ---


1993                                                                                      L'000        L'000
- -------------------------------------------------------------------------------------  -----------  -----------
Expiring within 1 year...............................................................          35          118
Expiring between 2 and 5 years.......................................................         146          417
Expiring in over 5 years.............................................................       3,930       --
                                                                                            -----          ---
                                                                                            4,111          535
                                                                                            -----          ---
                                                                                            -----          ---

24. ULTIMATE PARENT COMPANY
    The partnership is an equal joint venture between Cable and Wireless plc (incorporated in Great Britain and registered in England) and U S WEST (incorporated in the United States).

C.  GEORGIA CABLE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARY PARTNERSHIPS

    On December 6, 1994, subsidiaries of U S WEST acquired the assets of Atlanta Cable Partners, L.P. and Georgia Cable Partners, subsidiary partnerships of Georgia Cable Holdings Limited Partnership ("Georgia Cable Holdings"). Set forth below are the combined financial statements of Georgia Cable Holdings and subsidiary partnerships for the years ended December 31, 1993 and 1992.

Independent Auditors' Report...........................................................         49
Combined Financial Statements for the Years Ended December 31, 1993 and 1992
  Combined Balance Sheets..............................................................         50
  Combined Statements of Operations....................................................         51
  Combined Statements of Changes in Partners' Capital Deficiency.......................         52
  Combined Statements of Cash Flows....................................................         53
  Notes to Combined Financial Statements...............................................         54

                          INDEPENDENT AUDITORS' REPORT

The Partners
Georgia Cable Holdings
 Limited Partnership:

    We have audited the accompanying combined balance sheets of Georgia Cable Holdings Limited Partnership and Subsidiary Partnerships (the "Partnership") as of December 31, 1993 and 1992, and the related combined statements of operations, changes in partners' capital deficiency and cash flows for each of the years in the two year period ended December 31, 1993. These combined financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Georgia Cable Holdings Limited Partnership and Subsidiary Partnerships as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 1993 in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP
Miami, Florida
February 25, 1994

                             GEORGIA CABLE HOLDINGS
                            LIMITED PARTNERSHIP AND
                            SUBSIDIARY PARTNERSHIPS

                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1993 AND 1992
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                              1993         1992
                                                                                          ------------  ----------
Cash and cash equivalents...............................................................  $        850      22,898
Accounts receivable, net................................................................         4,160       3,441
Prepaid expenses........................................................................           409         247
Construction inventories and construction in progress...................................         1,384       1,533
Property, plant and equipment, at cost:
  Cable television distribution systems.................................................       137,319     128,968
  Transportation equipment..............................................................         1,934       1,680
  Furniture and fixtures................................................................         2,687       2,504
  Land and buildings....................................................................         6,080       5,998
                                                                                          ------------  ----------
                                                                                               148,020     139,150
  Less accumulated depreciation.........................................................       (77,661)    (64,970)
                                                                                          ------------  ----------
        Property, plant and equipment, net..............................................        70,359      74,180
Intangible assets, net..................................................................        66,808      82,841
Deferred debt expense, net..............................................................         7,605       2,389
                                                                                          ------------  ----------
        Total assets....................................................................  $    151,575     187,529
                                                                                          ------------  ----------
                                                                                          ------------  ----------

                                   LIABILITIES AND PARTNERS' CAPITAL DEFICIENCY

Accounts payable........................................................................         1,676       1,461
Accounts payable, affiliates............................................................           340          81
Accrued interest........................................................................         1,332       1,015
Other accrued expenses..................................................................         4,787       3,548
Subscriber deposits and unearned income.................................................         4,533       4,691
Bank debt...............................................................................       298,000      --
Credit agreement........................................................................       --          157,000
Subordinated debt.......................................................................       --          169,017
                                                                                          ------------  ----------
        Total liabilities...............................................................       310,668     336,813
                                                                                          ------------  ----------
Commitments and contingencies
Partners' capital deficiency:
  General partners......................................................................      (134,635)   (126,332)
  Limited partners......................................................................       (24,458)    (22,952)
                                                                                          ------------  ----------
        Total partners' capital deficiency..............................................      (159,093)   (149,284)
                                                                                          ------------  ----------
        Total liabilities and partners' capital deficiency..............................  $    151,575     187,529
                                                                                          ------------  ----------
                                                                                          ------------  ----------

            See accompanying notes to combined financial statements.

                             GEORGIA CABLE HOLDINGS
                            LIMITED PARTNERSHIP AND
                            SUBSIDIARY PARTNERSHIPS

                       COMBINED STATEMENTS OF OPERATIONS

                     FOR EACH OF THE YEARS IN THE TWO-YEAR
                         PERIOD ENDED DECEMBER 31, 1993
                                 (IN THOUSANDS)

                                                                                               1993       1992
                                                                                            ----------  ---------
Revenues..................................................................................  $   95,228     88,065
                                                                                            ----------  ---------
Operating expenses:
  Programming costs.......................................................................      18,329     15,567
  Service and general and administrative costs............................................      25,167     23,708
  Management fees and consulting expenses.................................................       2,379      2,127
  Depreciation and amortization...........................................................      29,843     31,744
                                                                                            ----------  ---------
    Income from operations................................................................      19,510     14,919
Interest expense..........................................................................     (26,117)   (37,847)
Interest income...........................................................................         200        356
Gain on disposal of assets................................................................          85          5
                                                                                            ----------  ---------
    Loss before extraordinary item........................................................      (6,322)   (22,567)
Extraordinary item -- loss on extinguishment of debt......................................      (3,487)    --
                                                                                            ----------  ---------
    Net loss..............................................................................  $   (9,809)   (22,567)
                                                                                            ----------  ---------
                                                                                            ----------  ---------

            See accompanying notes to combined financial statements.

                             GEORGIA CABLE HOLDINGS
                            LIMITED PARTNERSHIP AND
                            SUBSIDIARY PARTNERSHIPS
                       COMBINED STATEMENTS OF CHANGES IN
                          PARTNERS' CAPITAL DEFICIENCY
      FOR EACH OF THE YEARS IN THE TWO-YEAR PERIOD ENDED DECEMBER 31, 1993
                                 (IN THOUSANDS)

                                                                                GENERAL      LIMITED
                                                                                PARTNERS    PARTNERS     TOTAL
                                                                              ------------  ---------  ----------
Balances, December 31, 1991.................................................  $   (107,240)   (19,477)   (126,717)
  Net loss..................................................................       (19,092)    (3,475)    (22,567)
                                                                              ------------  ---------  ----------
Balances, December 31, 1992.................................................      (126,332)   (22,952)   (149,284)
  Net loss..................................................................        (8,303)    (1,506)     (9,809)
                                                                              ------------  ---------  ----------
Balances, December 31, 1993.................................................  $   (134,635)   (24,458)   (159,093)
                                                                              ------------  ---------  ----------
                                                                              ------------  ---------  ----------

            See accompanying notes to combined financial statements.

                             GEORGIA CABLE HOLDINGS
                            LIMITED PARTNERSHIP AND
                            SUBSIDIARY PARTNERSHIPS

                       COMBINED STATEMENTS OF CASH FLOWS

                     FOR EACH OF THE YEARS IN THE TWO-YEAR
                         PERIOD ENDED DECEMBER 31, 1993
                                 (IN THOUSANDS)

                                                                                               1993        1992
                                                                                           ------------  ---------
Cash flows provided by operating activities:
  Net loss before extraordinary item.....................................................  $     (6,322)   (22,567)
  Extraordinary item -- loss on extinguishment of debt...................................        (3,487)    --
                                                                                           ------------  ---------
        Net loss.........................................................................        (9,809)   (22,567)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization........................................................        29,843     31,744
    Amortization of deferred debt expense................................................         3,766     25,020
    Gain on disposal of property, plant and equipment....................................           (85)        (5)
    Deferred debt expense on extinguishment of debt......................................         2,068     --
    (Increase) decrease in:
      Accounts receivable................................................................          (719)      (533)
      Prepaid expenses...................................................................          (162)        10
    Increase (decrease) in:
      Accounts payable...................................................................           215        304
      Accounts payable, affiliates.......................................................           259         76
      Accrued interest...................................................................           317       (265)
      Other accrued expenses.............................................................         1,239        121
      Subscriber deposits and unearned revenue...........................................          (158)      (100)
                                                                                           ------------  ---------
        Net cash provided by operating activities........................................        26,774     33,805
                                                                                           ------------  ---------
Cash flows provided by (used in) investing activities:
  Purchase of property, plant and equipment..............................................       (10,102)    (8,454)
  Decrease (increase) in construction inventories and construction in progress...........           149        (16)
  Purchase of intangible assets..........................................................          (162)    --
  Proceeds from disposal of assets.......................................................           360         45
                                                                                           ------------  ---------
        Net cash used in investing activities............................................        (9,755)    (8,425)
                                                                                           ------------  ---------
Cash flows provided by (used in) financing activities:
  Bank borrowings........................................................................       311,000     --
  Deferred debt expense, net.............................................................        (8,067)      (178)
  Payments on bank debt..................................................................       (13,000)    --
  Repayment of term notes................................................................      (157,000)    (8,004)
  Repayment of subordinated debt.........................................................      (172,000)    --
                                                                                           ------------  ---------
        Net cash used in financing activities............................................       (39,067)    (8,182)
                                                                                           ------------  ---------
        Net increase in cash and cash equivalents........................................       (22,048)    17,198
Cash and cash equivalents, beginning of year.............................................        22,898      5,700
                                                                                           ------------  ---------
Cash and cash equivalents, end of year...................................................  $        850     22,898
                                                                                           ------------  ---------
                                                                                           ------------  ---------
Supplemental disclosure of cash flow information:
  Cash interest paid.....................................................................  $     22,056     13,059
                                                                                           ------------  ---------
                                                                                           ------------  ---------

            See accompanying notes to combined financial statements.

                             GEORGIA CABLE HOLDINGS
                            LIMITED PARTNERSHIP AND
                            SUBSIDIARY PARTNERSHIPS
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1993 AND 1992

1.  ORGANIZATION AND BASIS OF PRESENTATION
    The combined financial statements include the accounts of Georgia Cable Holdings Limited Partnership (the "Partnership"), Atlanta Cable Partners L.P. ("Atlanta Partners") and Georgia Cable Partners ("Georgia Partners") (collectively, the "Subsidiary Partnerships"). The Partnership, a Texas limited partnership, was formed on September 23, 1987 to enter into and form the Subsidiary partnerships as a general partner. The Partnership controls the Subsidiary Partnerships and owns a 95.9596 percent interest in and serves as the managing partner of each partnership.

    Atlanta Partners, a Georgia limited partnership, was formed on February 10, 1988 to acquire the assets of the cable television system serving the metropolitan Atlanta, Georgia, area. Georgia Partners, a Georgia general partnership, was formed on September 18, 1987 to acquire the assets of the cable television system serving the DeKalb County, Georgia area.

    All income, deductions, credits, gains and losses of the Partnership and the Subsidiary Partnerships are allocated to the partners in accordance with their respective percentage interests.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A)  PRINCIPLES OF COMBINATION

    The combined financial statements include the accounts of the Partnership and its majority ownership interest in the Subsidiary Partnerships. All interpartnership items and transactions have been eliminated. The general partner capital accounts representing the minority ownership of the Subsidiary Partnerships are presented on a combined basis with that of the Partnership.

    (B)  CASH AND CASH EQUIVALENTS

    For the purpose of the statements of cash flows, the Partnership and Subsidiary Partnerships consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

    (C)  PROPERTY, PLANT AND EQUIPMENT

    Depreciation is computed by the straight-line method over the estimated useful lives of the assets. The composite method is used for cable television distribution systems. Under the composite method, proceeds from the retirement of cable television distribution system assets are credited to accumulated depreciation.

    The estimated useful lives are generally as follows:

                                                                        ESTIMATED
                                                                       USEFUL LIVES
                                                                      --------------
Buildings...........................................................   15-20 years
Cable television distribution systems...............................    3-10 years
Transportation equipment............................................     5 years
Other...............................................................     5 years

    Construction inventories are carried at the lower of cost (weighted average unit cost) or market. Construction in progress is reclassified to cable television distribution systems as each segment of the plant is activated. Construction in progress includes internal and external costs incurred in the construction of the cable television distribution systems. Internal costs include direct labor, transfers from construction inventories and construction overhead.

                             GEORGIA CABLE HOLDINGS
                            LIMITED PARTNERSHIP AND
                            SUBSIDIARY PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1993 AND 1992

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Maintenance and repairs are charged to expense as incurred. Expenditures for major renewals and betterments are capitalized. Gains or losses on disposition of property, plant and equipment (other than cable television distribution systems) are credited or charged to income.

    (D)  AMORTIZATION

    Deferred debt expense and discounts on debt are being amortized by the interest method using the effective rate implicit in the borrowing transaction. Excess cost over net assets acquired is being amortized by the straight-line method over ten years. Other intangible assets, including franchises and subscriber lists, are being amortized by the straight-line method over their useful lives ranging from three to ten years. Intangible assets consists of the following at December 31, 1993 and 1992 (in thousands):

                                                                       1993         1992
                                                                    -----------  -----------
Acquired franchises...............................................  $   132,268  $   132,106
Goodwill..........................................................       78,985       78,985
    Total.........................................................      211,253      211,091
Less accumulated amortization.....................................      144,445      128,250
                                                                    -----------  -----------
Intangible assets, net............................................  $    66,808  $    82,841
                                                                    -----------  -----------
                                                                    -----------  -----------

    (E)  SUBSCRIBER DEPOSITS

    Under Financial Accounting Standards Board Statement No. 107, the fair value of deposits with no stated maturity is equal to the amount payable on demand at December 31, 1993 and 1992.

    (F)  FEDERAL INCOME TAXES

    The Partnership and Subsidiary Partnerships, as entities, pay no income taxes, although they are required to file federal and state income tax returns for informational purposes only. All income or loss "flows through" to the individual partners in the manner specified in the partnership agreement.

    The significant differences between results of operations presented in these combined financial statements and taxable loss for the federal income tax reporting purposes, result from the following tax presentations:

     i. Amortization of excess cost over net assets acquired is not deductible.

     ii. Deductions relating to acquired assets which are subject to preexisting safe harbor leases.

    (G)  EMPLOYEE BENEFIT PLAN

    The Partnership participated, through August 1991, with companies affiliated with Prime II Management, Inc. ("PMI") in a defined contribution pension plan covering substantially all full-time employees who have completed one year of service. The plan is subject to the provisions of Internal Revenue Code Section 401(k). Beginning in September 1991, the Partnership adopted a separate 401(k) plan; balances from the predecessor plan were transferred into the new plan. Employee vesting and eligibility requirements were not affected. Contributions by the Partnership are determined as a percentage of each participating employee's contributions and are at the discretion of the plan's sponsor. During 1993 and 1992, the maximum employer contribution was $350 per employee. Partnership contributions totaled $44,000 and $45,000 for the years ended December 31, 1993 and 1992, respectively.

                             GEORGIA CABLE HOLDINGS
                            LIMITED PARTNERSHIP AND
                            SUBSIDIARY PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1993 AND 1992

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (H)  RECLASSIFICATIONS

    Certain   items  in  the  1992   combined  financial  statements  have  been
reclassified to conform to the 1993 presentation.

3.  CASH EQUIVALENTS
    The Partnership has entered into an agreement to purchase securities under agreements to resell ("repos"). At December 31, 1993 and 1992, the outstanding repos approximated $933,000 and $24,154,000, respectively, which approximates market. The repos are collateralized by U.S. government and agency securities.

4.  ACCOUNTS RECEIVABLE, NET
    Accounts receivable consisted of the following at December 31, 1993 and 1992:

                                                                               1993       1992
                                                                             ---------  ---------
                                                                                (IN THOUSANDS)
Accounts receivable:
  Trade....................................................................  $   2,879      2,526
  Other....................................................................        503      1,003
  Affiliate................................................................      1,166        508
Less allowance for doubtful accounts.......................................       (388)      (596)
                                                                             ---------  ---------
    Accounts receivable, net...............................................  $   4,160      3,441
                                                                             ---------  ---------
                                                                             ---------  ---------

5.  PROPERTY, PLANT AND EQUIPMENT
    Property, plant and equipment consisted of the following at December 31, 1993 and 1992:

                                                                         1993         1992
                                                                      -----------  -----------
                                                                           (IN THOUSANDS)
Land................................................................  $     3,751        3,760
Buildings...........................................................        2,329        2,238
Cable television distribution systems...............................      137,319      128,968
Transportation equipment............................................        1,934        1,680
Other...............................................................        2,687        2,504
                                                                      -----------  -----------
    Total...........................................................      148,020      139,150
Less accumulated depreciation.......................................      (77,661)     (64,970)
                                                                      -----------  -----------
    Property, plant and equipment, net..............................  $    70,359       74,180
                                                                      -----------  -----------
                                                                      -----------  -----------

    Depreciation expense was $13,648,000 and $15,513,000 for the years ended December 31, 1993 and 1992, respectively.

                             GEORGIA CABLE HOLDINGS
                            LIMITED PARTNERSHIP AND
                            SUBSIDIARY PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1993 AND 1992

6.  BANK DEBT
    Bank debt, consisting of a term loan and a revolving line of credit consisted of the following at December 31, 1993 and 1992:

                                                                         1993         1992
                                                                      -----------  -----------
                                                                           (IN THOUSANDS)
Revolving line of credit............................................  $    12,500      --
Term loan...........................................................      285,500      --
                                                                      -----------  -----------
                                                                      $   298,000      --
                                                                      -----------  -----------
                                                                      -----------  -----------

    On April 30 1993, the Partnership refinanced its existing indebtedness (see notes 7 and 8) by entering into a new borrowing arrangement with a group of banks.

    The Partnership received commitments totaling $300 million for a term loan and $35 million for a revolving line of credit. On April 30, 1993, the Partnership repaid its existing debt through a combination of excess cash and the borrowing from the new facility of $311 million, including $11 million from its revolving facilities.

                             GEORGIA CABLE HOLDINGS
                            LIMITED PARTNERSHIP AND
                            SUBSIDIARY PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

6.  BANK DEBT (CONTINUED)
    Under the bank facilities, the Partnership has two interest rate options: prime rate ("Prime") and London Interbank Offering Rate ("LIBOR"). The rates, determined in accordance with the Bank Agreement, are subject to an add-on margin varying from 0.5 percent to 1.5 percent for the Prime options and 1.5 percent to 2.5 percent for the LIBOR option. Current add-on margins are at the highest percentage. The rates depend on the maintenance of certain ratios.

    The Partnership may prepay the term loan and revolving credit loans in whole or in part upon prior notice without penalty. In connection with the refinancing, the Partnership is required to make a mandatory repayment of the term notes within ninety-five days after the end of each fiscal year if, for the prior year ended December 31, it had positive Excess Cash Flow (defined as consolidated net income plus depreciation, amortization and noncash charges, less capital expenditures and scheduled principal payments in respect of indebtedness). The amount of the required prepayment is equal to 50 percent of the positive Excess Cash Flow. The mandatory prepayment, when required, is applied first to the term loans in inverse order, then to the revolving line of credit. As a result of the 1993 operating activities, the Company will not be required to make a payment for that year.

    As a result of the 1993 refinancing, the Partnership charged $2,068,000 of prior debt unamortized loan fees to expenses. In addition, it incurred $1,419,000 as an early prepayment cost to the prior lender (see notes 7 and 8). These charges are reflected in the combined financial statements as an extraordinary item for the year ended December 31, 1993.

    Quarterly payments under the Partnership's term loan agreement commenced in June 30, 1993, with the last payment due on June 30, 2001. The Partnership's revolving line of credit commitment begins amortizing in December 31, 1996, with a final reduction on June 30, 2001. Aggregate maturities of the Company's revolving credit and term loan agreements are as follows (in thousands):

PERIOD ENDING                                                                        AMOUNT
- ---------------------------------------------------------------------------------  -----------
1994.............................................................................  $    12,000
1995.............................................................................       12,000
1996.............................................................................       18,000
1997.............................................................................       35,000
1998.............................................................................       53,500
Thereafter.......................................................................      167,500
                                                                                   -----------
                                                                                   $   298,000
                                                                                   -----------
                                                                                   -----------

    The term loan and revolving line of credit contain several restrictive covenants; some of the more significant requirements are the maintenance of interest-coverage ratios, and debt-to-cash-flow ratios (see note 10 for information regarding amendments to covenants).

    As of December 31, 1993, the unused portion of the revolving facility commitment totaled $22.5 million. However, under its most stringent covenant, only $10.2 million was currently available. The balance becomes available with improvements in operating cash flow (as defined) or ratio coverages.

    The Partnership's effective interest rate was approximately 6.6 percent at December 31, 1993 (including applicable add-on margins and the effect of the interest rate protection agreements of 0.7 percent).

                             GEORGIA CABLE HOLDINGS
                            LIMITED PARTNERSHIP AND
                            SUBSIDIARY PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

6.  BANK DEBT (CONTINUED)
    In May 1993, the Partnership entered into several interest rate protection agreements totaling $170 million (based on three-month LIBOR rates) for the three-year period from May 1993 through May 1996. As a result of these agreements, the Partnership would pay approximately 4.7 percent on that notional amount, and would receive interest at a floating rate which is based on three-month LIBOR rates on each of their outstanding rate agreements. The Partnership incurred net interest expense under rate protection agreements of approximately $1.47 million for the period ended December 31, 1993. Annualized interest expense based on year-end LIBOR rates is $2,099,000. There were no such agreements in place during 1992.

    The loans are collateralized by essentially all of the assets of the Partnership and Subsidiary Partnerships and by the general and limited partners' interests in the Partnership and Subsidiary Partnerships.

7.  CREDIT AGREEMENT

                                                                     1993         1992
                                                                  -----------  -----------
                                                                       (IN THOUSANDS)
Credit agreement
  Series A Term Note............................................  $   --            68,000
  Series B Term Note............................................      --            89,000
                                                                  -----------  -----------
                                                                  $   --           157,000
                                                                  -----------  -----------
                                                                  -----------  -----------

    The Partnership entered into a credit agreement dated February 11, 1988, as amended October 7, 1992, which provided for aggregate borrowings of $175 million under term notes and a maximum of $15 million under a Revolving Credit Loan. The loans bore interest at a base rate on short-term borrowings (6 percent at December 31, 1992) plus 1.5 percent.

    The Credit Agreement and the Subordinated Debt (see note 8) were repaid on April 30, 1993, in connection with the bank refinancing discussed above.

8.  SUBORDINATED DEBT
    Subordinated debt consisted of the following at December 31, 1993 and 1992:

                                                                     1993         1992
                                                                  -----------  -----------
                                                                       (IN THOUSANDS)
Fixed Rate Loan due February 1, 1998:
  Face amount outstanding.......................................  $   --           172,000
  Unamortized discount..........................................      --            (2,983)
                                                                  -----------  -----------
                                                                  $   --           169,017
                                                                  -----------  -----------
                                                                  -----------  -----------

Under the February 11, 1988 credit agreement, the Partnership issued a promissory note in an aggregate principal amount of $172 million for a purchase price of $78.5 million. The discount was amortized over the five-year period ending February 11, 1993, for an effective interest rate of 16.32 percent. The Fixed Rate Loan was prepaid on April 30, 1993, in connection with the Bank refinancing (see note 6).

9.  RELATED PARTY TRANSACTIONS

    (A)  CURRENT MANAGEMENT AND CONSULTING AGREEMENT

    On July 31, 1991, the Subsidiary Partnerships entered into a management  and
consulting   agreement  (the  "Wometco  Agreement")  with  Wometco  Cable  Corp.
("Wometco"), a cable operator which

                             GEORGIA CABLE HOLDINGS
                            LIMITED PARTNERSHIP AND
                            SUBSIDIARY PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

9.  RELATED PARTY TRANSACTIONS (CONTINUED)
manages other cable systems in the Atlanta, Georgia area. Under the terms of the management agreement, Wometco will manage all aspects of daily operation of the Subsidiary Partnerships' cable television systems.

    In consideration of the management services to be provided to the Subsidiary Partnerships, Wometco will receive a fee equal to 50 percent of all its aggregate operating expenses relating to all cable television systems currently associated with Wometco and the Partnership, excluding depreciation, amortization, interest, taxes and extraordinary items, not to exceed the amounts for the periods described below (in thousands):

                                                                           50% OF TOTAL
                                                                             OPERATING
      PERIOD                                                                 EXPENSES
- -----------------------------------------------------------------------  -----------------
1/1/92 to 12/31/92.....................................................      $   1,969
1/1/93 to 12/31/93.....................................................          2,097

    After December 31, 1993, for each year in which management agreement is in effect, the fee continues to be 50 percent of total operating expenses, but cannot exceed the amount charged during the previous year by more than 6.5 percent.

    In connection with the Wometco Agreement, the Subsidiary Partnerships incurred fees of $2,097,000 and $1,925,000 in 1993 and 1992, respectively.

    On February 12, 1988, the Partnership entered into five-year consulting agreements with two individuals who are affiliated with Prime/Local Georgia, L.P., a general partner of Atlanta Partners. Under the terms of the agreements, each individual is to receive $40,000 in consulting fees annually (payable quarterly) and is to be reimbursed for expenses incurred in performance of such consulting services. Payments totaling $80,000 were made in connection with these agreements for each of the years ended December 31, 1993 and 1992. These agreements automatically renew for successive additional one-year periods commencing on the expiration or any renewal periods under the same terms and conditions.

    At December 31, 1993 and 1992, accounts receivable, net includes advances made in the ordinary course of business to affiliated partnerships in the amounts of $456,000 and $78,000.

    (B)  ADVERTISING SALES AGREEMENT

    Beginning June 1990, the Partnership began an advertising sales representation arrangement with Cable Advertising of Metro Atlanta ("CAMA"), an affiliate of Wometco, under which CAMA sells commercial advertising time on Atlanta area cable operators' cable channels. CAMA handles all revenue billings and collections and distributes approximately 45 percent of the collected revenues, net of commissions, to each operator based on sales generated on each head-end. Management believes that the terms of the agreement approximate a market rate for such services. Included in accounts receivable, net is approximately $710,000 and $430,000 at December 31, 1993 and 1992 of amounts due from CAMA.

10. COMMITMENTS AND CONTINGENCIES

    (A)  LEASE ARRANGEMENTS

    Rent expense was $885,000 and $929,000 for the years ended December 31, 1993 and 1992, respectively.

                             GEORGIA CABLE HOLDINGS
                            LIMITED PARTNERSHIP AND
                            SUBSIDIARY PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Subsidiary Partnerships, as an integral part of their cable operations, have entered into short-term lease contracts for pole use and office space. Approximate annual minimum aggregate rentals under such leases are as follows:

YEAR ENDING
DECEMBER 31,
- ------------------------------------------------------------      AMOUNT
                                                              --------------
                                                              (IN THOUSANDS)
  1994......................................................      $  778
  1995......................................................         186
  1996......................................................          48
                                                                 -------
                                                                  $1,012
                                                                 -------
                                                                 -------

    (B)  LETTERS OF CREDIT OUTSTANDING

    At December 31, 1993, the Partnership had open letters of credit of $500,000 relating to a performance bond for DeKalb County. The performance bond expires December 16, 1995.

    (C)  OPTION AGREEMENT

    In connection with the formation of the Partnership in 1987, the Subsidiary Partnerships entered into an option agreement whereby the optionholder could elect to purchase up to 15 percent interest in the Subsidiary Partnerships, subject to regulatory approvals, for a purchase price equal to the percentage interest purchased, multiplied by the aggregate amount of all unreturned capital contributions. This option is exercisable at any time prior to February 12, 2000.

    During 1992, the Subsidiary Partnerships redeemed 7.5 percent of such option for a cash outlay approximating $12.3 million, net of $4.5 million option price, such that the optionholder currently has an option to purchase up to a 7.5 percent interest in the Subsidiary Partnerships. The redemption was funded by the Partnership through additional funds from the owners of the Partnership. The optionholder has the right at any time to "put" to the Partnership all or any portion of its option or its interest in the Subsidiary Partnerships purchased upon the exercise of the option. The Partnership is obligated to purchase the portion of the option or interest in the Subsidiary Partnerships subject to the "put" at its fair market value. In the event the optionholder exercises the "put" prior to October 7, 1995, the optionholder has committed to make an interest-free unsecured loan for the face amount of the "put" to the Subsidiary Partnerships, which is nonrecourse to the partners. If the then existing lender covenants prohibit such borrowing or, at any time, prohibit the Partnership's honoring the "put" then the optionholder may "put" its interests to the owners of the Partnership.

    The fair value of the option agreement shall be the fair market value as determined by independent appraisers. The option exercised during 1992 approximates the fair value of the remaining option at December 31, 1992. No independent valuation has been made as of the end of 1993; furthermore, no applicable transactions have taken place to enable a fair valuation of the options.

    Due to the FCC reregulation of the cable industry [note 11(c)] valuation of the option agreement without a third-party appraisal is not practicable.

    (D)  AGREEMENTS AMONG PARTNERS

    Within the 30-day period following October 8, 1997 and each successive anniversary, PVI; Prime Cable Growth Partners, L.P.; Prime/Local Georgia, L.P. and any partners of the Partnership and Subsidiary Partnerships affiliated with them (collectively referred to as the "Prime Group"), may

                             GEORGIA CABLE HOLDINGS
                            LIMITED PARTNERSHIP AND
                            SUBSIDIARY PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)
elect to "put" to RMB Georgia Cable Limited Partnership ("RMB"), a general partner of the Partnership, their entire collective interests in the Partnership and Subsidiary Partnerships. Within the 30-day period following October 8, 1998 and each year thereafter, RMB may elect to "call" the Prime Group's entire collective interest in the Partnership and Subsidiary Partnerships. The price for the partnership interests subject to the "put" or "call" shall be fair market value as determined by independent appraisers.

    (E)  EQUITY APPRECIATION RIGHTS

    In 1990, as amended June 17, 1992, the Partnership initiated an Equity Appreciation Rights incentive plan ("EARS") for its key employees and Wometco, its operations management group. The EARS plan was designed to have nominal value, except in the case of a change of control of the Partnership.

    The EARS plan contemplates payments to the recipients under some circumstances in case of the termination of the recipient's employment; the payments are based on book value, as defined. In case of change of control of the Partnership, the payments are based on fair market value, as defined. In each case, the amount due is reduced by a predefined base value as previously determined by the Partnership.

    The EARS vest at the rate of 20 percent per year and became fully vested at the earliest of (i) a change of control, (ii) an agreed termination of an employee, (iii) a termination of an employee or (iv) five years after the date of grant.

    There are no amounts due as of December 31, 1993. Amounts potentially due on a change of control are not readily determinable.

    (F)  LEGAL PROCEEDINGS

    One of the Subsidiary Partnerships is the lessee under a lease agreement involving a parcel of property containing an underground fuel storage tank installed by a previous tenant. An initial test revealed that soil surrounding the tank has been contaminated, and such contamination has been reported to state environmental authorities. The Subsidiary Partnership has negotiated with the landlord regarding allocation of liability for removal of the tank and site correction. In 1992, the Partnership accrued $100,000 to cover the expected costs likely to be required with respect to this site. During 1993, the Partnership spent $25,000, reserved for future expenses of $16,500 and reversed the balance of the accrual. The Partnership believes its reserve will cover all contingencies regarding this legal proceeding.

    The Partnership is also involved in other claims and lawsuits incidental to its business. The Partnership either on its own or through its insurance carriers is contesting these matters. In the opinion of management, the ultimate resolution of its legal proceedings, including those discussed above, will not have a material adverse effect on the combined financial condition or the future combined operating results of the Partnership.

11. OTHER EVENTS

    (A)  BANK DEBT AMENDMENTS

    As a result of the effect of the FCC rate regulation in effect as of December 31, 1993, discussed below, the Partnership negotiated with its current lenders changes in selected covenant coverage to December 1995.

                             GEORGIA CABLE HOLDINGS
                            LIMITED PARTNERSHIP AND
                            SUBSIDIARY PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

11. OTHER EVENTS (CONTINUED)
    (B)  1994 FRANCHISE RENEWALS

    As part of its normal ongoing business operations, the Partnership renegotiates renewals of expiring franchises with communities which it serves. Typically, franchises are renewed by franchising authorities; renegotiations generally evolve around the term of the renewal, additional services requested by the franchisor, franchise fees and subscriber relations guidelines. The Partnership has one franchise expiring in 1994. The franchise represents approximately 36 percent of its total subscriber base. Negotiations with the municipality are currently in process and the municipality has provided an initial proposal for the franchise renewal. Management believes that the franchise will be renewed.

    (C)  FCC RATE REGULATION IN EFFECT ON DECEMBER 31, 1993

    Under the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Act") and the Federal Communication Commission's ("FCC") implementing regulations, the cable systems operated by the Subsidiary Partnerships are subject to rate regulation for service and equipment associated with their basic and cable programming service tiers. A number of local franchising authorities have invoked their jurisdiction to regulate the rates which the Subsidiary
Partnerships charge to subscribers for basic cable service. In addition, a number of cable subscribers, by virtue of filing rate complaints with the FCC, have invoked the FCC's authority to regulate the rates which the Partnership charges to subscribers for the cable program service tier. The Partnership has, and will, file responses in support of its existing rates with the local franchising authorities (in the case of basic service rates) and the FCC (in the case of programming service tier rates). If the rates charged by the Partnership are found to be in excess of that permitted under the FCC's standards, the local franchising authorities and FCC have the power under the FCC rules to order a prospective rate reduction, to prescribe a new rate and to order refunds to subscribers of that portion of previously paid rates that are determined to be in excess of that permitted under the FCC's standards. These rate proceedings (based on the 1992 Act) before the local franchising authorities and FCC are currently pending and, at this stage, management is unable to predict the outcome of these proceedings.

    Management believes that the partnership's rates to subscribers have been calculated in accordance with provisions of the benchmark standards prescribed by the FCC, as those standards existed in December 1993 and that rate adjustments, if any, will be made primarily on a prospective basis for the basic and the programming service tiers.

    On February 22, 1994, the FCC took further actions dealing with rate regulation, including the adoption of new and revised rate regulation rules and policies. Among other things, the FCC further reduced the benchmark rates which are used to calculate the permissible rates which cable operators can charge to subscribers for basic and the programming service tiers and adopted new standards governing a-la-carte services. While it is possible that these FCC actions could have an impact on the Partnership, it is not possible to predict the nature and extent of such impact at this time because the FCC has not yet released the texts of its decisions on these matters.

    Preliminary information relating to the FCC's proposed actions indicates that further prospective rate reductions of approximately 7 percent may be required after the effective date of the new FCC rules. (FCC officers have estimated that the effective date will be May 1994). It is possible that the Partnership will be required to adjust its a-la-carte service offering, including rates, to conform to new FCC standards when issued. If both of these occur, management believes, based on preliminary

                             GEORGIA CABLE HOLDINGS
                            LIMITED PARTNERSHIP AND
                            SUBSIDIARY PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

11. OTHER EVENTS (CONTINUED)
projections, that the Partnership may not meet certain financial covenants during 1994. Accordingly, waivers with respect to such covenants may need to be obtained. Although there can be no assurance, management believes that it will be able to obtain such covenant waivers, if required.

12. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
    The following methods and assumptions were used to estimate the fair value of financial instruments:

    CASH  AND CASH  EQUIVALENTS:   The carrying  amount approximates  fair value
because of the short-term maturity of these instruments.

    SUBSCRIBER DEPOSITS:   The fair value  of deposits with  no stated  maturity
approximates the carrying amount at December 31, 1993.

    BANK  DEBT:   The carrying amount  approximates fair  value because interest rates are variable and, accordingly, approximates current market rates.

    INTEREST RATE PROTECTION AGREEMENTS: The fair value of interest rate protection agreements are obtained from dealer quotes. These values represent the estimated amount the Company would receive or pay to terminate the agreements, taking into account current interest rates and the current creditworthiness of the counterparts. At December 31, 1993, the notional amount, carrying amount and estimated fair value for interest rate protection agreements are as follows:

                                                                 NOTIONAL      CARRYING     ESTIMATED
                                                                  AMOUNT        AMOUNT     FAIR VALUE
                                                             ----------------  ---------  -------------
In a net receivable position...............................  $      --            --           --
In a net payable position..................................       170,000,000    235,000       927,000

13. SUBSEQUENT EVENTS
    In March 1994, the Partnership terminated its outstanding interest rate protection agreements (see note 6). At the same time, the Partnership entered into new interest rate cap protection agreements for the same $170 million notional amount, offering rate protections through the same time periods as the original interest rate protection agreements. The rate caps provide for the Partnership to receive payment in those instances where, at preset three month intervals, the LIBOR rate exceeds 6 percent.

    Under the operation of the rate cap agreement, the Partnership is not liable for any future payments on these arrangements. Due to changes in the interest rates subsequent to December 31, 1993, the Partnership was able to conclude both transactions by receiving a nominal net amount.

D.  WOMETCO CABLE CORP. AND SUBSIDIARIES

    On December 6, 1994, a subsidiary of U S WEST acquired Wometco Cable Corp. ("Wometco"). Set forth below are the consolidated financial statements of Wometco and subsidiaries for the years ended December 31, 1993 and 1992.

Report of Independent Auditors.........................................................         65
Consolidated Financial Statements for the Years Ended December 31, 1993 and 1992
  Consolidated Balance Sheets..........................................................         66
  Consolidated Statements of Operations................................................         67
  Consolidated Statements of Stockholders' Equity......................................         68
  Consolidated Statements of Cash Flows................................................         69
  Notes to Consolidated Financial Statements...........................................         70

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Wometco Cable Corp.:

    We have audited the accompanying consolidated balance sheets of Wometco Cable Corp. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wometco Cable Corp. and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1993, in conformity with generally accepted accounting principles.

    As discussed in note 2(h) to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's FASB No. 109, "Accounting for Income Taxes."

                                          /s/ KPMG Peat Marwick LLP

Miami, Florida
March 25, 1994

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1993 AND 1992
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                                             1993         1992
                                                                                          -----------  -----------
Cash and cash equivalents...............................................................  $     1,899        2,727
Subscriber receivables, net.............................................................        1,798        1,485
Accounts receivable -- advertising operations, net......................................        2,084        1,468
Investments in cable television systems:
  Intangible assets, net................................................................      156,790      161,658
  Property, plant and equipment.........................................................      151,564      114,814
  Construction in progress..............................................................        1,598        1,711
                                                                                          -----------  -----------
                                                                                              153,162      116,525
  Less accumulated depreciation.........................................................      (57,359)     (31,245)
                                                                                          -----------  -----------
    Property, plant and equipment, net..................................................       95,803       85,280
                                                                                          -----------  -----------
    Total investments in cable television systems.......................................      252,593      246,938
Other assets............................................................................        4,435        4,531
                                                                                          -----------  -----------
    Total assets........................................................................  $   262,809      257,149
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Bank debt...............................................................................      138,700      150,200
Other indebtedness......................................................................          443          765
Accounts payable and accrued liabilities................................................       17,259       12,898
Subscriber prepayments and deposits.....................................................        1,805        1,430
Deferred taxes..........................................................................       78,324        4,207
                                                                                          -----------  -----------
    Total liabilities...................................................................      236,531      169,500
                                                                                          -----------  -----------
Commitments and contingencies
Stockholders' equity:
  Common stock:
    Class A -- $.10 par value. Authorized 5,000,000 shares in 1993 and 1992; issued and
     outstanding 5,000,000 shares in 1993 and 1992......................................          500          500
    Class B -- $.10 par value. Authorized 1,000,000 shares in 1993 and 1992; issued and
     outstanding 882,353 shares in 1993 and 1992........................................           88           88
  Capital surplus.......................................................................       39,538       53,773
  Retained earnings (deficit)...........................................................       (9,806)      39,446
                                                                                          -----------  -----------
                                                                                               30,320       93,807
Less note receivable from stockholders..................................................       (4,042)      (6,158)
                                                                                          -----------  -----------
    Total stockholders' equity..........................................................       26,278       87,649
                                                                                          -----------  -----------
    Total liabilities and stockholders' equity..........................................  $   262,809      257,149
                                                                                          -----------  -----------
                                                                                          -----------  -----------

          See accompanying notes to consolidated financial statements.

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR EACH OF THE YEARS IN THE TWO-YEAR
                         PERIOD ENDED DECEMBER 31, 1993
                                 (IN THOUSANDS)

                                                                                             1993         1992
                                                                                          -----------  -----------
Revenues................................................................................  $   105,237       94,263
                                                                                          -----------  -----------
Expenses:
  Service costs.........................................................................       18,766       17,649
  Programming costs.....................................................................       17,984       15,954
  Selling, general and administrative...................................................       15,297       12,535
  Depreciation and amortization.........................................................       18,954       15,416
                                                                                          -----------  -----------
    Total expenses......................................................................       71,001       61,554
                                                                                          -----------  -----------
    Operating income....................................................................       34,236       32,709
Other income (expense):
  Interest and other income.............................................................          369          135
  Interest expense......................................................................      (13,692)     (13,860)
                                                                                          -----------  -----------
Income before income taxes, extraordinary item, and cumulative effect of change in
 accounting principle...................................................................       20,913       18,984
Income taxes............................................................................        8,221        8,062
                                                                                          -----------  -----------
Income before extraordinary item and cumulative effect of change in accounting
 principle..............................................................................       12,692       10,922
Extraordinary item -- loss on extinguishment of debt (net of income tax benefit of
 $392)..................................................................................      --              (639)
Cumulative effect at January 1, 1993 of change in accounting for income taxes...........      (61,944)     --
                                                                                          -----------  -----------
    Net income (loss)...................................................................  $   (49,252)      10,283
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Per share data:
  Income before extraordinary item and cumulative effect of change in accounting
   principle per share..................................................................  $      2.16         1.86
  Extraordinary item per share..........................................................      --              (.11)
Cumulative effect of change in accounting principle -- expense per share................       (10.53)     --
Net income (loss) per share.............................................................        (8.37)        1.75

          See accompanying notes to consolidated financial statements.

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
      FOR EACH OF THE YEARS IN THE TWO-YEAR PERIOD ENDED DECEMBER 31, 1993
                        (IN THOUSANDS, INCLUDING SHARES)

                                                                                                         NOTE
                                                            NUMBER OF                     RETAINED    RECEIVABLE        TOTAL
                                                             SHARES      PAR    CAPITAL   EARNINGS       FROM       STOCKHOLDERS
                                               AUTHORIZED    ISSUED     VALUE   SURPLUS   (DEFICIT)  STOCKHOLDERS      EQUITY
                                               ----------   ---------   -----   --------  --------   ------------   -------------
Balance, December 31, 1991...................    6,000        5,882       588     65,949    29,163      (4,406)         91,294
  Advances...................................    --           --         --        --        --        (13,928)        (13,928)
  Dividends paid.............................    --           --         --      (12,176)    --         12,176          --
  Net income.................................    --           --         --        --       10,283      --              10,283
                                                 -----      ---------   -----   --------  --------   ------------   -------------
Balance, December 31, 1992...................    6,000        5,882       588     53,773    39,446      (6,158)         87,649
  Advances...................................    --           --         --        --        --        (12,119)        (12,119)
  Dividends paid.............................    --           --         --      (14,235)    --         14,235          --
  Net loss...................................    --           --         --        --      (49,252)                    (49,252)
                                                 -----      ---------   -----   --------  --------   ------------   -------------
Balance, December 31, 1993...................    6,000        5,882     $ 588     39,538    (9,806)     (4,042)         26,278
                                                 -----      ---------   -----   --------  --------   ------------   -------------
                                                 -----      ---------   -----   --------  --------   ------------   -------------

          See accompanying notes to consolidated financial statements.

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR EACH OF THE YEARS IN THE TWO-YEAR
                         PERIOD ENDED DECEMBER 31, 1993
                                 (IN THOUSANDS)

                                                                                               1993       1992
                                                                                             ---------  ---------
Cash flows from operating activities:
  Net income before extraordinary item and cumulative effect of change in accounting for
   income taxes............................................................................  $  12,692     10,922
  Extraordinary item -- loss on extinguishment of debt.....................................     --           (639)
  Cumulative effect of change in accounting for income taxes...............................    (61,944)    --
                                                                                             ---------  ---------
    Net income (loss)......................................................................    (49,252)    10,283
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization..........................................................     18,954     15,416
  Deferred taxes...........................................................................     (1,209)     1,538
  Cumulative effect of change in accounting for income taxes...............................     61,944     --
  Loss (gain) on disposal of property, plant and equipment.................................         55         (8)
  Amortization of deferred loan fees.......................................................        438        492
  Deferred loan fees on extinguishment of debt.............................................     --          1,031
  Increase in intangible assets due to utilization of net operating losses and investment
   tax credits of acquired subsidiaries....................................................     --         --
  Provision for losses on subscriber receivables...........................................      1,323      1,202
  Provision for losses on accounts receivable -- advertising operations....................        454        253
  Changes in operating assets and liabilities:
    Increase in subscriber receivables.....................................................     (1,636)    (1,184)
    Increase in accounts receivable -- advertising operations..............................     (1,070)      (291)
    Increase in other assets...............................................................       (342)    (1,056)
    Increase (decrease) in accounts payable and accrued liabilities........................      4,361      1,905
    Increase (decrease) in subscriber prepayments and deposits.............................        375       (237)
                                                                                             ---------  ---------
        Total adjustments..................................................................     83,647     19,061
                                                                                             ---------  ---------
        Net cash provided by operating activities..........................................     34,395     29,344
                                                                                             ---------  ---------
Cash flows from investing activities:
  Capital expenditures.....................................................................    (11,478)    (9,611)
  Proceeds from disposals of property, plant and equipment.................................        226          8
  Acquisition of property, plant and equipment.............................................     --           (251)
  Acquisition on of intangible assets......................................................        (30)      (130)
                                                                                             ---------  ---------
        Net cash used in investing activities..............................................    (11,282)    (9,984)
                                                                                             ---------  ---------
Cash flows from financing activities:
  Borrowings on bank debt..................................................................     --         --
  Additions to other indebtedness..........................................................         88        226
  Payments on bank debt and other indebtedness.............................................    (11,910)    (6,614)
  Dividends paid...........................................................................    (14,235)   (12,176)
  Decrease (additions) to note receivable from stockholders................................      2,116     (1,752)
                                                                                             ---------  ---------
        Net cash used in financing activities..............................................    (23,941)   (20,316)
                                                                                             ---------  ---------
        Net (decrease) increase in cash and cash equivalents...............................       (828)      (956)
Cash and cash equivalents, beginning of year...............................................      2,727      3,683
                                                                                             ---------  ---------
Cash and cash equivalents, end of year.....................................................  $   1,899      2,727
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest...............................................................................  $  11,536     12,207
                                                                                             ---------  ---------
                                                                                             ---------  ---------
    Income taxes...........................................................................  $   8,955      7,373
                                                                                             ---------  ---------
                                                                                             ---------  ---------

          See accompanying notes to consolidated financial statements.

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1993 AND 1992

1.  ORGANIZATION AND BASIS OF PRESENTATION
    The consolidated financial statements include the accounts of Wometco Cable Corp. ("Wometco"), its wholly owned cable operating subsidiaries (the "Atlanta Subsidiaries") which operate cable television systems in the Atlanta, Georgia, area and its approximately 99 percent owned advertising subsidiaries, collectively the "Company." As of December 31, 1993, the Atlanta Systems passed approximately 349,700 homes and served approximately 219,900 basic cable subscribers in seven franchise areas.

    All of the Class A common stock and in excess of 99 percent of the Class B common stock of Wometco are owned by Peachtree Cable Holdings, Ltd. ("Peachtree"), a Texas limited partnership, which has pledged such stock to secure their total indebtedness in the amount of $252.4 million (which includes the Company's indebtedness under its bank debt (see note 7) at December 31,
1993).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A)  PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Wometco Cable Corp., its wholly owned subsidiaries, and its advertising subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

    (B)  CASH AND CASH EQUIVALENTS

    For the purpose of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents totaled $1,353,000 and $1,776,000 at December 31, 1993 and 1992, respectively.

    The Company has entered into an agreement to purchase securities under agreements to resell ("repos"). At December 31, 1993 and 1992, the outstanding repos approximated $1,286,000 and $1,711,000, respectively, which approximates market and are included in cash equivalents. The repos are collateralized by U.S. government securities.

    (C)  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment purchased prior to December 1986 are recorded on the basis of appraised values assigned in connection with a December 1986 acquisition (the "Acquisition"). Property, plant and equipment purchased after Acquisition have been recorded at cost.

    The Company's policy is to retire assets from its accounts as they become fully depreciated. Depreciation is provided by the straight-line method over the estimated useful lives, which are generally as follows:

                                                                    ESTIMATED USEFUL LIVES
                                                                 -----------------------------
Buildings......................................................  20-40 years
Leasehold improvements.........................................  over the anticipated life, not to exceed the lease term
Reception and distribution systems.............................  3-14 years
Transportation equipment.......................................  3-5 years
Other..........................................................  3-14 years

    Construction inventories are carried at the lower of cost (weighted average unit cost) or market. Construction in progress is reclassified to reception and distribution systems as each segment of the plant is activated. Construction in progress includes internal and external costs incurred in the construction of the cable television distribution systems. Internal costs include direct labor, transfers from construction inventories and construction overhead.

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1993 AND 1992

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Maintenance and repairs are charged to expense as incurred. Expenditures for major renewals and betterments are capitalized. Gains or losses on disposition of property, plant and equipment are credited or charged to income.

    (D)  INTANGIBLE ASSETS

    Intangible assets consist of acquired franchises and goodwill (the excess of the purchase price over the fair value of tangible and other assets acquired) as previously determined based on a 1986 acquisition appraisal. Intangible assets are being amortized by the straight-line method over their useful lives ranging from five to forty years. Accumulated amortization of intangible assets was $34,976,000 and $30,078,000 as of December 31, 1993 and 1992, respectively.

    (E)  AMORTIZATION

    Deferred loan fees are amortized by the interest method using the effective interest rate implicit in the borrowing transaction.

    (F)  SUBSCRIBER RECEIVABLES

    Amounts receivable from subscribers are recorded at their estimated realizable value. All accounts in arrears in excess of 60 days are fully reserved. The reserve for uncollectible accounts was $92,000 and $49,000 at December 31, 1993 and 1992, respectively.

    (G)  ACCOUNTS RECEIVABLE -- ADVERTISING OPERATIONS

    In June 1990, the Company purchased a 99 percent interest in Cable Advertising of Metro Atlanta ("CAMA"), its advertising subsidiary, under which CAMA sells commercial advertising time on Atlanta area cable operators' cable channels. Accounts receivable -- advertising operations are recorded at their estimated realizable value. The reserve for uncollectible amounts was $414,000 and $99,000 at December 31, 1993 and 1992, respectively.

    (H)  INCOME TAXES

    Wometco and its wholly owned subsidiaries file a consolidated Federal income tax return. Certain income and expense items are accounted for differently for financial reporting purposes than for income tax purposes. The provision for deferred taxes is made in recognition of these timing differences.

    In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("FASB No. 109"). FASB No. 109 requires the change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of FASB No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB No. 109, the effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Effective January 1, 1993, the Company adopted FASB No. 109 and has reported the cumulative effect of that change in the method of accounting for income taxes in the 1993 consolidated statement of income.

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1993 and 1992

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    Pursuant to the deferred method under APB Opinion 11, which was applied in 1992 and prior years, deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

    (I)  PENSION PLAN

    Effective January 1, 1988, the Atlanta subsidiaries participated in a newly adopted defined contribution plan (the "Plan") containing a qualified cash or deferred arrangement pursuant to IRC Section 401(k). The Plan allows vesting at 25 percent per year for four years. The Plan allows employees to contribute up to 15 percent of their annual salary and the employer is required to match 100 percent of the first 3 percent of employee contributions and 50 percent of the next 2 percent of employee contributions. The Plan is subject to restriction on matching contributions for highly compensated employees.

    Employer matching accounts forfeited by non-fully vested terminating employees revert back to the employer. The allocated employer matching amounts, net of forfeitures, were approximately $350,000 and $312,000 for the years ended December 31, 1993 and 1992, respectively.

    (J)  RECLASSIFICATIONS

    Certain items in the 1992 consolidated financial statements have been reclassified to conform with the 1993 presentation.

    (K)  EARNING PER SHARE

    Earnings per share is computed by dividing net income by the weighted average number of shares of Class A and Class B common stock. The weighted average number of shares used in the computations was 5,882,000 for the years ended December 31, 1993 and 1992.

3.  PROPERTY, PLANT AND EQUIPMENT
    Property, plant and equipment consist of the following at December 31, 1993 and 1992 (in thousands):

                                                                          1993        1992
                                                                       -----------  ---------
Land.................................................................  $       392        392
Building and leasehold improvements..................................        1,180      1,097
Reception and distribution systems...................................      145,000    109,157
Transportation equipment.............................................        2,923      2,525
Other................................................................        2,069      1,643
Construction in progress.............................................        1,598      1,711
                                                                       -----------  ---------
    Total............................................................      153,162    116,525
Less accumulated depreciation........................................      (57,359)   (31,245)
                                                                       -----------  ---------
Property, plant and equipment, net...................................  $    95,803     85,280
                                                                       -----------  ---------
                                                                       -----------  ---------

    Depreciation expense was $14,056,000 and $10,498,000 for the years ended December 31, 1993 and 1992, respectively.

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1993 AND 1992

4.  INTANGIBLE ASSETS, NET
    Intangible assets consist of the following at December 31, 1993 and 1992 (in thousands):

                                                                          1993        1992
                                                                       -----------  ---------
Acquired franchises..................................................  $   171,573    171,543
Goodwill.............................................................       20,193     20,193
                                                                       -----------  ---------
    Total............................................................      191,766    191,736
Less accumulated amortization........................................       34,976     30,078
                                                                       -----------  ---------
Intangible assets, net...............................................  $   156,790    161,658
                                                                       -----------  ---------
                                                                       -----------  ---------

    Amortization expense was $4,898,000 and $4,918,000 for the years ended December 31, 1993 and 1992, respectively.

5.  OTHER ASSETS
    Other assets consist of the following at December 31, 1993 and 1992 (in thousands):

                                                                             1993       1992
                                                                           ---------  ---------
Deferred loan fees.......................................................  $   3,075      3,546
Miscellaneous other receivables..........................................        340        392
Prepaid and other assets.................................................        221        437
Advances, affiliate......................................................        799        156
                                                                           ---------  ---------
                                                                           $   4,435      4,531
                                                                           ---------  ---------
                                                                           ---------  ---------

6.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
    Accounts payable and accrued liabilities includes the following at December 31, 1993 and 1992 (in thousands):

                                                                           1993       1992
                                                                         ---------  ---------
Accounts payable.......................................................  $   6,120      5,197
Interest payable.......................................................      2,838      1,171
Accrued cable and pay television cost..................................      2,082      1,515
Accrued franchise fee..................................................      1,482      1,948
Accrued payroll........................................................      1,073        929
Other..................................................................      3,664      2,138
                                                                         ---------  ---------
                                                                         $  17,259     12,898
                                                                         ---------  ---------
                                                                         ---------  ---------

7.  DEBT
    Debt consists of the following at December 31, 1993 and 1992 (in thousands):

                                                                          1993        1992
                                                                       -----------  ---------
Bank debt -- average interest rate of 5.2% in 1993 and 6.6% in 1992
 (a).................................................................  $   138,700    150,200
Other indebtedness -- average interest rate of 9.5% in 1993 and 9.3%
 in 1992 (b).........................................................          443        765
                                                                       -----------  ---------
Total debt...........................................................  $   139,143    150,965
                                                                       -----------  ---------
                                                                       -----------  ---------

    (A)  BANK DEBT

    On April 1, 1991, the Company and some of its subsidiaries closed on a long-term borrowing arrangement (the "Bank Agreement") with a group of banks (including some of its then current

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1993 AND 1992

7.  DEBT (CONTINUED)
lenders) to refinance its then outstanding revolving loan. The maximum amount available under the Bank Agreement fluctuates monthly using a formula based on the Company's operating cash flow (as defined in the Bank Agreement) for the immediately preceding quarter, not to exceed its maximum available commitment.

    The Bank Agreement for the period April 1, 1991 to July 7, 1992 consisted of a revolving credit portion of $30.6 million and a term loan portion of $132.2 million. The Bank Agreement also provided for quarterly principal reductions beginning in 1995 through March 1999. Under the Bank Agreement, the Company had three interest rate options: prime rate (Prime), London Interbank Offering Rate (LIBOR), or certificate of deposit (CD). The rates, determined by the lenders in accordance with the Bank Agreement, are subject to an add-on margin varying from .625 percent to 1.25 percent for Prime, 1.625 percent to 2.25 percent for LIBOR, or 1.755 percent to 2.375 percent for CD rates. The rates depended on certain ratio maintenance. During this time period, the term loan was fixed at LIBOR rates; the revolving credit portion at various options. The Company was also required to obtain interest rate protection for at least 50 percent of its outstanding commitment by May 30, 1991.

    In May 1991, the Company and Peachtree entered into several interest rate protection agreements (based on three-month LIBOR rates) for the two-year period from April 6, 1992 through April 6, 1994. As a result of these agreements, the Company and Peachtree would pay approximately 8 percent on that notional amount and would receive interest at a floating rate which is based on three-month LIBOR rates on each of their outstanding rate agreements of $115 million and $5 million, respectively. In 1993 and 1992, the Company incurred net interest expense of $5.2 million and $3 million, respectively, under rate protection agreements.

    In July 1992, the Company and Peachtree finalized amendments to their individual existing loan agreements for the purpose of increasing their loan facilities and amending certain of their existing covenants. The amended loan agreement for the Company consists of an increase in the revolving credit portion by $4.4 million to $35 million and the replacement of existing subsidiary term notes with new notes. The Company's subsidiaries did not change their total term loan portion of $132.2 million. Peachtree increased the amounts available under its term loan by $53 million to $126.4 million.

    The covenants of all bank facilities were changed to reflect the new borrowings. Because Peachtree's source of funds for its debt service depends on dividends from the Company, future dividends by the Company to Peachtree will increase to meet the debt service and principal repayments under the amended loan agreement.

    In connection with the July 1992 amendment to the loan agreement, the Company and Peachtree are required to make a mandatory prepayment of the term notes by April 5 of each year if the combined entities, for the prior year ended December 31, had positive Excess Cash Flow (defined as consolidated net income plus depreciation, amortization and non-cash charges, less capital expenditures and scheduled principle payments in respect of indebtedness). The amount of the required prepayment is equal to 50 percent of the positive Excess Cash Flow. For the year ended December 31, 1993, a mandatory prepayment of $2.8 million is required. The mandatory prepayment, when required, is applied first to the term loans of the Company in inverse order, then to the revolving credit portion of the Company, and finally to the term loans of Peachtree, also in inverse order.

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1993 AND 1992

7.  DEBT (CONTINUED)
    As a result of the July 1992 amendment, the Company charged $1,031,000 of unamortized deferred loan fees that had been included in the April 1991 refinancing to expenses. This charge is reflected in the consolidated financial statements as an extraordinary item for the year ended December 31, 1992, net of $392,000 income tax benefit.

    At December 31, 1993, the Company had in place LIBOR contracts expiring prior to January 31, 1994 on $135.2 million of its bank debt with the remaining revolving credit portion at prime. The Company's effective interest rate was approximately 5.2 percent at December 31, 1993.

    Payments under the Company's term loan agreement are made quarterly with the last payment due on December 31, 2000. The Company's revolving credit agreement commitment begins amortizing in June 1996 with a final reduction on December 30, 2000. Aggregate maturities of the Company's revolving credit and term loan agreements are as follows (in thousands):

YEAR ENDING DECEMBER 31,
- ------------------------------------------------------------
1994........................................................  $  --
1995........................................................     --
1996........................................................     --
1997........................................................     --
1998........................................................    30,000
Thereafter..................................................   108,700
                                                              --------
                                                              $138,700
                                                              --------
                                                              --------

    Peachtree is a holding company and, as such, has capital requirements for repayment of principal and interest on its debt and for some minor operating fees. Peachtree has no source of cash other than its ability to receive dividends from the Company or additional capital contributions by its partners. Under the terms of the Bank Agreement, the debt of Peachtree is to be repaid before the Company's debt. This repayment, including an estimate of the funds required for interest coverage assuming an average interest rate of approximately 7.5 percent, is currently expected to be accomplished through dividends from the Company to Peachtree and is payable as follows (in thousands):

YEAR ENDING DECEMBER 31,
- ------------------------------------------------------------
1994........................................................  $ 22,300
1995........................................................    28,100
1996........................................................    31,700
1997........................................................    41,300
1998........................................................    15,100
                                                              --------
                                                              $138,500
                                                              --------
                                                              --------

    Because the repayment of both Peachtree's and the Company's debt is subject to available excess cash from operations of the Company, it is anticipated that the Company will be required to declare and fund dividends to Peachtree in amounts sufficient to meet Peachtree's interest and debt repayment as set forth above (see note 11).

    The bank debt portion contains several restrictive covenants; some of the more significant requirements are the maintenance of interest coverage ratios, debt to cash flow ratios, limitation on capital expenditures, and permitted
indebtedness.  All  of  the  Class  A   stock  and  in  excess  of  99   percent

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1993 AND 1992

7.  DEBT (CONTINUED)
of the Class B stock of the Company have been pledged by Peachtree to secure indebtedness of the revolving and term loan of the Company of $138.7 million and of Peachtree's term loan of $113.7 million at December 31, 1993.

    As of December 31, 1993, $28.5 million was available to the Company under its revolving credit portion.

    (b) Other indebtedness consists principally of capitalized leases and amounts due to sellers of businesses purchased by Wometco. Average interest rates at December 31, 1993 and 1992 were 9.2 percent and 9.3 percent, respectively. Aggregate maturities on the capitalized leases and amounts due to sellers of business purchases are as follows (in thousands):

YEAR ENDING DECEMBER 31,
- --------------------------------------------------------------------------------------
1994..................................................................................  $     268
1995..................................................................................        148
1996..................................................................................         27
                                                                                        ---------
    Total.............................................................................  $     443
                                                                                        ---------
                                                                                        ---------

8.  RENT EXPENSE AND LEASE INFORMATION
    Rent expense for the years ended December 31, 1993 and 1992, is as follows (in thousands):

                                                                             1993       1992
                                                                           ---------  ---------
Pole rentals.............................................................  $     704        673
Minimum rentals on long-term noncancelable leases........................        493        456
Other rentals............................................................        256        206
                                                                           ---------  ---------
    Total rent expense...................................................  $   1,453      1,335
                                                                           ---------  ---------
                                                                           ---------  ---------

    Minimum rental commitments on long-term noncancelable leases (accounted for as operating leases) that have an initial term of more than one year are as follows (in thousands):

YEAR ENDING DECEMBER 31,
- ------------------------------------------------------------------------------------
1994................................................................................  $     493
1995................................................................................        422
1996................................................................................        322
1997................................................................................        227
1998................................................................................        155
                                                                                      ---------
    Total...........................................................................  $   1,619
                                                                                      ---------
                                                                                      ---------

    Generally, leases provide for renewals with substantially the same terms and conditions as those in effect during the initial term. No material guarantees or obligations are made or assumed in connection with leases.

9.  INCOME TAXES
    As discussed in note 2, the Company adopted FASB No. 109 as of January 1, 1993. The cumulative effect of this change in accounting for income taxes of approximately $62 million is determined as of January 1, 1993 and is reported separately in the consolidated statement of income for the year ended December 31, 1993. Substantially all of the cumulative effect adjustment is a result of recording a deferred tax liability relating to assets, principally intangible assets, acquired in a prior business

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1993 AND 1992

9.  INCOME TAXES (CONTINUED)
combination. As a result of applying FASB No. 109 in 1993, pretax income from continuing operations for the year ended December 31, 1993 was decreased $2,066,000 due to the effects of adjustments for prior purchases business combinations. Prior years' consolidated financial statements have not been restated to apply the provisions of FASB No. 109. Income tax expense on income before extraordinary items and cumulative effect of change in accounting principle for the years ended December 31, 1993, 1992 and 1991, consists of the following (in thousands):

                                                                 CURRENT   DEFERRED     TOTAL
                                                                ---------  ---------  ---------
Year ended December 31, 1993:
  U.S. federal................................................  $   8,291     (1,123)     7,168
  State and local.............................................      1,139        (86)     1,053
                                                                ---------  ---------  ---------
    Total.....................................................      9,430     (1,209)     8,221
                                                                ---------  ---------  ---------
Year ended December 31, 1992:
  U.S. federal................................................      5,537     1 ,322      6,859
  State and local.............................................        987        216      1,203
                                                                ---------  ---------  ---------
    Total.....................................................      6,524      1,538      8,062
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    Income tax expense attributable to income from continuing operations was $8,221,000 and $8,062,000 for the years ended December 31, 1993 and 1992, respectively, and differed from the amounts computed by applying the U.S. federal income tax rates of 35 percent and 34 percent, respectively, to pretax income from continuing operations as a result of the following (in thousands):

                                                                             1993       1992
                                                                           ---------  ---------
Computed "expected" tax expense..........................................  $   7,320      6,455
Effect of state income taxes -- net......................................        684        794
Effect of investment tax credit carryforwards utilized...................     --         --
Effect of basis reduction of qualified transitional capital
 expenditures............................................................     --         --
Amortization of goodwill.................................................        177     --
Effect of purchase accounting adjustments................................     --            667
Others -- net............................................................         40        146
                                                                           ---------  ---------
    Total income tax expense.............................................  $   8,221      8,062
                                                                           ---------  ---------
                                                                           ---------  ---------

    For the year ended December 31, 1992, deferred income tax expense (benefit) of $1,538,000 results from timing differences in the recognition of income and expense for income tax and financial reporting purposes. The sources and tax effects of those timing differences are presented below (in thousands):

                                                                                        1992
                                                                                      ---------
Excess of tax over financial statement depreciation.................................  $   1,335
Effect of basis reduction on qualified transitional capital expenditures............     --
Other, net..........................................................................        203
                                                                                      ---------
                                                                                      $   1,538
                                                                                      ---------
                                                                                      ---------

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1993 AND 1992

9.  INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1993 are presented below (in thousands):

Deferred tax assets:
  Accounts receivable, principally due to allowance for doubtful
   accounts.......................................................  $     207
  Compensated absences, principally due to accrual for financial
   reporting purposes.............................................        281
  Group insurance, principally due to accrual for financial
   statement reporting purposes...................................        165
  Net operating loss carryforwards................................      1,650
  Investment tax credit carryforwards.............................        400
  Other...........................................................        283
                                                                    ---------
    Total gross deferred tax assets...............................      2,986
    Less valuation allowance......................................     (1,950)
                                                                    ---------
    Net deferred tax assets.......................................      1,036
                                                                    ---------
Deferred tax liabilities:
  Property, plant land and equipment, principally due to
   differences in depreciation....................................  $  21,848
  Intangibles, principally due to differences in amortization.....     57,512
                                                                    ---------
    Total gross deferred tax liabilities..........................     79,360
                                                                    ---------
    Net deferred tax liability....................................  $  78,324
                                                                    ---------
                                                                    ---------

    The valuation allowance for deferred tax assets as of January 1, 1993 was $1,913,000. The net change in the total valuation allowance for the year ended December 31, 1993 was an increase of $37,000.

    At December 31, 1993, the Company has net operating loss carryforwards based upon each subsidiary's separate income for federal income tax purposes of $1,432,000 which are available to offset future federal taxable income, if any, through 2003. The Company also has investment tax credit carryforwards for federal income tax purposes of approximately $400,000 which are available to reduce future federal income taxes, if any, through 2006.

    The Company files separate state tax returns for its subsidiaries primarily in Georgia. As of December 31, 1993 state net operating losses are approximately $19 million of which $17 million have been reserved through the valuation allowance.

    The Company has been notified by the Internal Revenue Service ("IRS") that its federal tax returns for years 1990, 1991 and 1992 will be audited. As of the date of these consolidated financial statements, no assessments have been made by the IRS.

10. CONTINGENCIES

    (a) LITIGATION
       The Company is involved in various routine legal actions incident to its business. Management believes that the outcome of these actions will not have a material effect on its financial position or results of operations.

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1993 AND 1992

10. CONTINGENCIES (CONTINUED)
    (b) EQUITY APPRECIATION RIGHTS
       In 1986, the Company initiated an Equity Appreciation Rights ("EARS") incentive plan ("1986 EARS") for its key employees. The 1986 EARS plan contemplates payments to the recipients in the case of (i) termination of the recipient's employment by the employer without cause, (ii) death,
       (iii) permanent disability or qualified retirement (iv) termination for good reason by the recipient, or (v) change in control. The payments are based on book value, as defined. In case of a change of control of the Company, the payments are based on fair market value, as defined. In each case, the amount due is reduced by a predefined base value as previously determined by the board of directors of the Company. All recipients of the 1986 EARS are fully vested in their eligibility to receive compensation, where any is due.

        In December 1990, the Company and one of its subsidiaries issued additional EARS ("1990 EARS") to its key employees. Except for a different base value, the terms and conditions are similar to the 1986 EARS. However, the 1990 EARS vested as follows: 25 percent, 9 months after grant; 50 percent, 18 months after grant; 75 percent, 30 months after grant, and 100 percent, 42 months after grant. In cases of termination due to change of control, the recipients become fully vested in the 1990 EARS plans.

        There are no amounts due either on the 1986 EARS or the 1990 EARS as of December 31, 1993 and 1992.

    (c) FCC RATE REGULATION
       Under the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Act") and the Federal Communication Commission's ("FCC") implementing regulations, the cable systems operated by the Atlanta subsidiaries are subject to rate regulation for service and equipment associated with their basic and cable programming service tiers. A number of local franchising authorities have invoked their jurisdiction to regulate the rates which the Atlanta subsidiaries charge to subscribers for basic cable service. In addition, a number of cable subscribers, by virtue of filing rate complaints with the FCC, have invoked the FCC's authority to regulate the rates which the Company charges to subscribers for the cable program service tier. The Company has, and will, file responses in support of its existing rates with the local franchising authorities (in the case of basic service rates) and the FCC (in the case of programming service tier rates). If the rates charged by the Company are found to be in excess of that permitted under the FCC's standards, the local franchising authorities and FCC have the power under the FCC rules to order a prospective rate reduction, to prescribe a new rate and to order refunds to subscribers of that portion of previously paid rates that are determined to be in excess of that permitted under the FCC's standards. These rate proceedings (based on the 1992 Act) before the local franchising authorities and FCC are currently pending and, at this stage, management is unable to predict the outcome of these proceedings.

        Management believes that the Company's rates to subscribers have been calculated in accordance with provisions of the benchmark standards prescribed by the FCC, as those standards existed in December 1993 and that rate adjustments, if any, will be made primarily on a prospective basis for the basic and the programming service tiers.

        On February 22, 1994, the FCC took further actions dealing with rate regulation, including the adoption of new and revised rate regulation rules and policies. Among other things, the

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1993 AND 1992

10. CONTINGENCIES (CONTINUED)
       FCC further reduced the benchmark rates which are used to calculate the permissible rates which cable operators can charge to subscribers for basic and the programming service tiers and adopted new standards governing a-la-carte services. While it is possible that these FCC actions could have an impact on the Company, it is not possible to predict the nature and extent of such impact at this time because the FCC has not yet released the texts of its decisions on these matters.

        Preliminary information relating to the FCC's proposed actions indicates that further prospective rate reductions of approximately 7 percent may be required after the effective date of the new FCC rules. (FCC officers have estimated that the effective date will be May 1994). It is possible that the Company will be required to adjust its a-la-carte service offering, including rates, to conform to new FCC standards when issued. If these occur, management believes, based on preliminary projections, that the Company will not meet certain financial covenants during 1994. Accordingly, waivers with respect to such covenants need to be obtained. Although there can be no assurance, management believes that it will be able to obtain such covenant waivers, if required.

11. STOCKHOLDERS' EQUITY

    (A)  COMMON STOCK

    The common stock of Wometco consists of the following at December 31, 1993 and 1992:

                                                               NUMBER OF SHARES
                                                           ------------------------  STATED PAR
                                                PAR VALUE  AUTHORIZED     ISSUED        VALUE
                                                ---------  -----------  -----------  -----------
Class A voting stock..........................  $     .10    5,000,000    5,000,000  $   500,000
Class B non-voting stock......................        .10    1,000,000      882,353       88,235

    (B)  CAPITAL SURPLUS AND NOTE RECEIVABLE FROM STOCKHOLDERS

    During 1993, the Company advanced $12,119,000 to Peachtree for repayment of principal and interest on its debt and for minor operating fees. On a quarterly basis, the advances to Peachtree are converted into notes receivable from stockholders. During 1993, these notes receivable from stockholders were offset by dividends declared and funded by the Company in the amount of $14,235,000. At December 31, 1993 and 1992, the notes receivable from stockholders of $4,042,000 and $6,158,000, respectively, were offset by dividends declared and funded in the following quarter.

12. TRANSACTIONS WITH AFFILIATES
    The consolidated balance sheets and statements of income include the following transactions with Peachtree for the years ended December 31, 1993 and 1992 (in thousands):

                                                                           1993       1992
                                                                         ---------  ---------
Total advances during year.............................................  $  12,119     13,928
Dividends paid to Peachtree............................................     14,235     12,176
Net interest expense...................................................         55         41

    Interest expense resulted primarily from notes and interest-bearing advances payable between Peachtree and Wometco as a result of advances in 1993 and 1992. The average interest rate on these advances was 8 percent in 1993 and 8 percent in 1992.

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1993 AND 1992

12. TRANSACTIONS WITH AFFILIATES (CONTINUED)
    On July 31, 1991, Wometco entered into a management agreement with Georgia Cable Holdings Limited Partnership ("Georgia Cable"), a cable operator in the Atlanta, Georgia, area. Under the terms of the management agreement, Wometco will manage all aspects of daily operations of Georgia Cable's cable television systems.

    In consideration of the management services to be provided to Georgia Cable, Wometco will receive a fee equal to 50 percent of all its aggregate operating expenses relating to all cable television systems currently associated with Wometco and Georgia Cable, excluding depreciation, amortization, interest, taxes and extraordinary items, not to exceed the amounts for the periods described below (in thousands):

                                                                           50% OF
                                                                            TOTAL
                                                                          OPERATING
PERIOD                                                                    EXPENSES
- -----------------------------------------------------------------------  -----------
8/1/91 - 12/31/91......................................................   $     779
1/1/92 - 12/31/92......................................................       1,969
1/1/93 - 12/31/93......................................................       2,097

    After December 31, 1993 and for each year in which the management agreement is in effect, the fee continues to be 50 percent of total operating expenses, but cannot exceed the amount charged during the previous year by more than 6.5 percent.

    In connection with this management agreement, Wometco earned fees of $2,097,000 and $1,925,000 in 1993 and 1992, respectively.

    As of December 31, 1993 and 1992, other assets includes advances made in the ordinary course of business to affiliated partnerships in the amount of $799,000 and $156,000, respectively.

13. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
    The following methods and assumptions were used to estimate the fair value of financial instruments:

    CASH AND  CASH EQUIVALENTS:   The  carrying amount  approximates fair  value
because of the short-term maturity of these instruments.

    SUBSCRIBER  DEPOSITS:   The fair value  of deposits with  no stated maturity
approximates the carrying amount at December 31, 1993.

    BANK DEBT AND OTHER INDEBTEDNESS -- AMOUNTS DUE TO SELLERS OF BUSINESSES PURCHASED BY WOMETCO: The carrying amount approximates fair value because interest rates are variable and, accordingly, approximates current market rates.

    INTEREST RATE SWAP AGREEMENTS: The fair value of interest rate swap agreements are obtained from dealer quotes. These values represent the estimated amount the Company would receive or pay to terminate the agreements, taking into account current interest rates and the current creditworthiness of the counterparts. At December 31, 1993, the notional amount, carrying amount and estimated fair value for interest rate swap agreements are as follows (in thousands):

                                                    NOTIONAL     CARRYING     ESTIMATED
                                                     AMOUNT       AMOUNT     FAIR VALUE
                                                   -----------  -----------  -----------
In a net payable position........................  $   115,000       1,289        2,682

ITEM 7.  EXHIBITS

23-A       Consent of Ernst & Young LLP
23-B       Consent of Arthur Andersen LLP
23-C       Consents of KPMG Peat Marwick LLP

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 23, 1995.

                                          U S WEST, INC.

                                          BY:  _______/s/ STEPHEN E. BRILZ______
                                               Name: Stephen E. Brilz
                                               Title: Assistant Secretary